UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

BUNGE LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 15, 2005

Dear Shareholder:

You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 27, 2005 at 10:00 a.m., New York City time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the Internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting. You may revoke your proxy at any time prior to the Annual General Meeting by following the procedures described in the enclosed proxy statement under the caption "Revocation of Proxy."

On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser Chairman of the Board of Directors and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 15, 2005

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Bunge Limited's 2005 Annual General Meeting of Shareholders will be held on May 27, 2005 at 10:00 a.m., New York City time. The meeting will take place at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

•	Proposal 1—the election of four Class III Directors to our Board of Directors to serve for a three-year term;

•	Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005 and the authorization of the Board of Directors, acting through the audit committee, to determine the independent auditors' fees;

•	Proposals 3(A)-(G)—the amendments to our bye-laws as set out in the enclosed proxy statement and the authorization of the Board of Directors to appoint additional directors from time to time in accordance with the amended bye-laws; and

•	Proposal 4—the approval of our Annual Incentive Plan and material terms of executive officer performance measures for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' report for the fiscal year ended December 31, 2004, copies of which can be found in our Annual Report that accompanies this Notice.

March 31, 2005 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the Internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., New York City time, on May 26, 2005. You may revoke your proxy at any time before the Annual General Meeting by following the procedures described under the caption "Revocation of Proxy" on page 4 of the proxy statement.

You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

James Macdonald Secretary

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Page
PROPOSALS 3(A)-(G)—APPROVAL OF AMENDMENTS TO OUR BYE-LAWS AND THE AUTHORIZATION OF THE BOARD TO APPOINT ADDITIONAL DIRECTORS FROM TIME TO TIME IN ACCORDANCE WITH THE AMENDED BYE-LAWS	34
PROPOSAL 4—APPROVAL OF THE BUNGE LIMITED ANNUAL INCENTIVE PLAN AND MATERIAL TERMS OF EXECUTIVE OFFICER PERFORMANCE MEASURES FOR PURPOSES OF SECTION 162(M) OF THE CODE	41
AIP	41
Equity Incentive Plan	42
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	44
Loans to Directors and Executive Officers	44
Transactions with Mutual Investment Limited and its Subsidiaries	44
Other Relationships	44
COMPARATIVE PERFORMANCE OF OUR COMMON SHARES	45
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS	45
DIRECTIONS TO ANNUAL GENERAL MEETING	46
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS	46
OTHER MATTERS	47
APPENDIX A — Corporate Governance Guidelines	A-1
APPENDIX B — Audit Committee Charter	B-1
APPENDIX C — Amended and Restated Bye-Laws	C-1
APPENDIX D — Bunge Limited Annual Incentive Plan	D-1

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Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Bunge Limited ("Bunge" or the "Company"), a Bermuda company, for its Annual General Meeting of Shareholders (the "Annual General Meeting") to be held on May 27, 2005 at 10:00 a.m., New York City time, at the Sofitel Hotel, 45 West 44th Street, in New York City, and for any adjournments or postponements of the Annual General Meeting. These proxy materials were first mailed to shareholders on or about April 15, 2005.

PURPOSE OF MEETING

As described in more detail in this proxy statement, Bunge shareholders will vote on the following proposals at the Annual General Meeting:

•	Proposal 1—the election of four Class III Directors to our Board to serve for a three-year term;

•	Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005 and the authorization of the Board, acting through the audit committee, to determine the independent auditors' fees;

•	Proposals 3(A)-(G)—the amendments to our bye-laws as set out in this proxy statement and the authorization of the Board to appoint additional directors from time to time in accordance with the amended bye-laws; and

•	Proposal 4—the approval of our Annual Incentive Plan and material terms of executive officer performance measures for purposes of Section 162(m) of the Internal Revenue Code of 1986.

Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

ATTENDING AND VOTING AT THE ANNUAL GENERAL MEETING

Mellon Investor Services LLC ("Mellon") has been selected as our inspector of election. As part of its responsibilities, Mellon is required to independently verify that you are a Bunge shareholder eligible to attend the Annual General Meeting, and whether you may vote in person at the Annual General Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual General Meeting.

Check-In Procedure for Attending the Annual General Meeting

Shareholders of Record.    If you are or will represent a shareholder of record (those shareholders whose names are listed in our share register), you should go to the "Shareholders of Record" check-in area at the Annual General Meeting. The documents you will need to provide to be admitted to the Annual General Meeting depend on whether you are a shareholder of record or you represent a shareholder of record.

•	Individuals. If you are a shareholder of record holding shares in your own name, you must bring to the Annual General Meeting a form of government-issued identification (e.g., a passport). Trustees who are individuals and named as shareholders of record are in this category.

•	Individuals Representing a Shareholder of Record. If you attend on behalf of a shareholder of record, whether such shareholder is an individual, corporation, trust or partnership:

•	you must bring to the Annual General Meeting a form of government-issued identification (e.g., a passport) AND

•	either:

•	you must bring to the Annual General Meeting a letter from that shareholder of record authorizing you to attend the Annual General Meeting on their behalf OR

•	WE MUST HAVE RECEIVED BY 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005 a duly executed proxy card from the shareholder of record appointing you as proxy.

Beneficial Owners.    If your shares are held by a bank or broker (often referred to as "holding in street name"), you should go to the "Beneficial Owners" check-in area at the Annual General Meeting. Because you hold in street name, your name does not appear on our share register. The documents you will need to provide to be admitted to the Annual General Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.

•	Individuals. If you are a beneficial owner, you must bring to the Annual General Meeting:

•	a form of government-issued identification (e.g., a passport) AND

•	either:

•	a legal proxy that you have obtained from your bank or broker OR

•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own Bunge shares.

•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual General Meeting a letter from the beneficial owner authorizing you to represent its shares at the Annual General Meeting AND the identification and documentation specified above for individuals.

Voting in Person at the Annual General Meeting

Shareholders of Record.    Shareholders of record may vote their shares in person at the Annual General Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual General Meeting to vote in person. To receive ballots, you must bring with you the documents described below.

•	Individuals.You will receive ballots at the check-in table when you present your identification. If you have already returned your proxy card to us and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy card will be automatically revoked.

•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a shareholder of record, WE MUST HAVE RECEIVED BY 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005 a duly executed proxy card from such individual shareholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.

•	Individuals Voting on Behalf of a Legal Entity. If you represent a shareholder of record that is a legal entity, you may vote that legal entity's shares if it authorizes you to do so. The documents you must provide to receive the ballots depend on whether you are representing a corporation, trust, partnership or other legal entity.

•	If you represent a corporation, you must:

•	bring to the Annual General Meeting a letter or other document from the corporation, on the corporation's letterhead and signed by an officer of the corporation, that authorizes you to vote its shares on its behalf OR

•	WE MUST HAVE RECEIVED BY 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005 a duly executed proxy card from the corporation appointing you as its proxy.

•	If you represent a trust, partnership or other legal entity, WE MUST HAVE RECEIVED BY 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity.

Beneficial Owners.    If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Under Bermuda law, because your name does not appear on our share register, you will not be able to vote in person at the Annual General Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual General Meeting.

•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual General Meeting to receive your ballots.

•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots you must:

•	present the legal proxy at check-in to the inspector of election at the Annual General Meeting AND

•	bring to the Annual General Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual General Meeting.

APPOINTMENT OF PROXY

General

Shareholders of Record.    We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our Board and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. You may also appoint a proxy by telephone or the Internet. Please see "Appointment of Proxies by Telephone or the Internet" below for more information. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the Annual General Meeting to ensure that your vote is represented at the Annual General Meeting.

PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE NO LATER THAN 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005. IF WE DO NOT RECEIVE YOUR PROXY CARD OR IF YOU HAVE NOT APPOINTED YOUR PROXY BY TELEPHONE OR THE INTERNET BY THIS TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL GENERAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The persons named in the proxy card have been designated as proxies by our Board. The designated proxies are officers of Bunge. They will vote as directed by the completed proxy card.

Shareholders of record may appoint another person to attend the Annual General Meeting and vote on their behalf by crossing out the Board-designated proxies, inserting such other person's name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual General Meeting, the inspector of election will verify such person's authorization to vote on your behalf by reference to your proxy card. If you decide to appoint a proxy by telephone, you may only appoint the designated proxies. If you would like to appoint another person as proxy, you must do so either by using the proxy card, as described above, or on the Internet website by inserting their name in the appropriate space.

If you wish to change your vote, you may do so by revoking your proxy before the Annual General Meeting. Please see "Revocation of Proxy" below for more information.

Beneficial Owners.    If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual General Meeting.

Appointment of Proxies by Telephone or the Internet

If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone, you may only appoint the designated proxies. If you are a beneficial owner, please check your voter instruction card or contact your bank or broker to determine whether you will be able to inform your bank or broker by telephone or the Internet how to vote on your behalf.

IF YOU APPOINT YOUR PROXY BY TELEPHONE OR THE INTERNET, WE MUST RECEIVE YOUR APPOINTMENT NO LATER THAN 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005.

Voting by the Designated Proxies

The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual General Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:

•	a vote FOR each of the four nominees for Class III Director to serve for a three-year term (Proposal 1);

•	a vote FOR the appointment of Deloitte & Touche LLP as Bunge's independent auditors for its fiscal year ending December 31, 2005 and the authorization of the Board, acting through the audit committee, to determine the independent auditors' fees (Proposal 2);

•	a vote FOR the amendments to our bye-laws as set out in this proxy statement and the authorization of the Board to appoint additional directors from time to time in accordance with the amended bye-laws (Proposals 3(A)-(G)); and

•	a vote FOR the approval of our Annual Incentive Plan and the material terms of executive officer performance measures for purposes of Section 162(m) of the Code (Proposal 4).

If any other matter properly comes before the Annual General Meeting, your proxies will vote on that matter in their discretion.

Revocation of Proxy

You may revoke or change your proxy before the Annual General Meeting by:

•	sending us a written notice of revocation prior to the Annual General Meeting;

•	using the telephone or the Internet to change your proxy, including instructions to the designated proxies to "abstain" from voting on a proposal;

•	attending the Annual General Meeting and voting in person; OR

•	ensuring that we receive from you PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2005 a new proxy card with a later date.

Any written notice of revocation must be sent to the attention of Carla L. Heiss, Assistant Secretary, Bunge Limited, 50 Main Street, White Plains, New York 10606, U.S.A. or by facsimile to (914) 684-3497.

APPROVAL OF PROPOSALS AND SOLICITATION

Each shareholder who owned our common shares on March 31, 2005, the record date for the determination of shareholders entitled to vote at the Annual General Meeting, is entitled to one vote for each common share. On March 31, 2005, we had 110,819,502 common shares issued and outstanding that were held by approximately 58,174 beneficial holders.

Quorum

Under our bye-laws, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote. Holders of our common shares are the only shareholders entitled to vote at the Annual General Meeting. Shares represented by proxies that are marked "abstain" or "withhold" on any matter will be counted as shares present for purposes of determining the presence of a quorum. Common shares that are represented by broker non-votes will also be counted as shares present for purposes of determining the presence of a quorum.

If the persons present or represented by proxies at the Annual General Meeting constitute the holders of one-half or less of the paid-up share capital entitled to vote as of the record date, we will adjourn the Annual General Meeting to a later date.

Approval of Proposals

For Proposals 1, 2 and 4, the affirmative vote of at least a majority of the votes cast on such proposal is required. For Proposals 3(A)-(G), the applicable vote requirement is specified in Proposal 3(A), (B), (C), (D), (E), (F) or (G), as the case may be, in this proxy statement. Any other proposal that properly comes before the Annual General Meeting must be approved by the affirmative vote of at least a majority of the votes cast, or such other majority as is set out in Bunge's bye-laws or the Bermuda Companies Act. An abstention will not be counted as a vote cast. In addition, common shares represented at the annual general meeting whose votes are withheld on any matter will not be counted as a vote cast. A broker non-vote will also not be counted as a vote cast. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial owner for that proposal.

All votes will be tabulated by Mellon, the proxy tabulator and inspector of election appointed for the Annual General Meeting. Mellon will separately tabulate affirmative and negative votes, abstentions or withheld votes and broker non-votes.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We have retained Mellon to act as a proxy solicitor for the Annual General Meeting. We have agreed to pay $7,500 plus reasonable out-of-pocket expenses for Mellon's proxy services. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

Our Board consists of eleven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Messrs. Bachrach, Boilini, Bulkin and Hatfield are Class III directors, and their terms expire in 2005. Messrs. Coppinger, Braun Saint and Weisser are Class II directors, and their terms expire in 2006. Messrs. Born, Caraballo, de La Tour d'Auvergne Lauraguais and Engels are Class I directors, and their terms expire in 2007.

The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the New York Stock Exchange ("NYSE"), to be considered independent, a director must have no material relationship with Bunge either directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are attached as Appendix A to this proxy statement and are also available through the "About Bunge—Investor Information—Corporate Governance" section of our website, www.bunge.com. The Board has determined that each director other than Mr. Weisser, Bunge's Chairman and Chief Executive Officer, is independent. In addition to the categorical standards referred to above, the Board considered and determined that the transactions with Mutual Investment Limited and its subsidiaries described in this proxy statement under "Certain Relationships and Related Party Transactions" do not impair the independence of the directors of Bunge who are current or former directors of Mutual Investment Limited as such transactions have been on arms-length terms. Bunge's bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

Board Meetings and Committees

The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met eight times in 2004. All directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.

Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. All of our committees are composed solely of directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. We have four standing committees: the audit committee, the compensation committee, the finance and risk management committee and the corporate governance and nominations committee. Our audit committee charter is included as Appendix B to this proxy statement. Copies of all our committee charters are available on our website, www.bunge.com, and in print from us without charge upon request. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

Audit Committee.    Our audit committee assists the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of our financial statements and related disclosure; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications, independence and performance; and (iv) the performance of our internal audit and control functions. Please see the Audit Committee Report included in this proxy statement for information about our 2004 fiscal year audit. The audit committee met 13 times in 2004. The members of our audit committee are Messrs. Bachrach, Boilini, de La Tour d'Auvergne Lauraguais (chairman), Engels and Braun Saint. Each of the members of the audit committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our audit committee charter, no committee member may simultaneously serve on the audit committee of more than two other public companies without the prior approval of the Board.

Compensation Committee.    Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and sets the compensation level based on this evaluation. The compensation committee also approves and oversees the total compensation packages for our direct reports to the Chief Executive Officer, which packages include annual base salaries, performance-based bonuses and other long-term equity-based compensation. The compensation committee also approves and oversees our equity incentive plans, which include our Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan, and any benefits and perquisites that may be given. The compensation committee also has the discretion to interpret the terms of these equity incentive plans, to amend rules and procedures relating to these plans and to take all other actions necessary to administer these plans in our best interests. The compensation committee also makes recommendations to the Board on director compensation, and periodically reviews our management succession program for senior executive positions. In addition, the compensation committee also produces a Compensation Committee Report, which includes information on executive compensation and our compensation policies. Please see the Compensation Committee Report in this proxy statement for additional information. The compensation committee met four times in 2004. The members of our compensation committee are Messrs. Bachrach, Bulkin (chairman), Caraballo, Coppinger and Hatfield. Each of the members of the compensation committee is independent under the listing standards of the NYSE.

Corporate Governance and Nominations Committee.    In May 2004, we combined our former nominations committee with our corporate governance committee to form the corporate governance and nominations committee. Our corporate governance and nominations committee is responsible for monitoring significant developments in the law and practice of corporate governance and the duties and responsibilities of directors of public companies, leading the Board in its annual performance evaluation, developing, recommending and administering our corporate governance guidelines and code of ethics, assisting our Board by actively identifying individuals qualified to become members of our Board and making recommendations to the Board regarding the director nominees for election at the next annual general meeting of shareholders. The corporate governance and nominations committee met four times in 2004. The members of our corporate governance and nominations committee are Messrs. Born, Caraballo, Coppinger, Engels and Hatfield (chairman). Each of the members of the corporate governance and nominations committee is independent under the listing standards of the NYSE.

Finance and Risk Management Committee.    Our finance and risk management committee is responsible for supervising the quality and integrity of our financial and risk management practices. The finance and risk management committee reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The finance and risk management committee met six times in 2004. The members of our finance and risk management committee are Messrs. Boilini, Born, Braun Saint, de La Tour d'Auvergne Lauraguais and Engels (chairman).

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the Board. Our corporate governance guidelines are available on our website, www.bunge.com, and are included as Appendix A to this proxy statement.

We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website and in print from us without charge upon request. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the non-management directors shall, from time to time, designate a director from among their number to preside at these executive sessions of the non-management directors. In 2004, Mr. Born presided, and continues to preside, over these sessions. The presiding director, among other things, establishes an agenda with the assistance of the other non-management directors and facilitates communications among other non-management directors at each executive session.

Communications with Our Board

To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the "About Bunge—Investor Information—Corporate Governance" section.

Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the corporate governance and nominations committee if no particular addressee is specified.

In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. All of the members of our Board were in attendance at our 2004 Annual General Meeting.

Nomination of Directors

As provided in its charter, the corporate governance and nominations committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The corporate governance and nominations committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. In that regard, from time to time, the corporate governance and nominations committee may identify certain skills or attributes (e.g., extensive global business experience) as being particularly desirable to help meet specific board needs that have arisen. When the corporate governance and nominations committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual's membership on the Board, no director having attained the age of 70 will be nominated for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

To recommend or propose a director nominee for consideration by the corporate governance and nominations committee, a shareholder must give notice to our Secretary at our registered address at 2

Church Street, Hamilton, HM11, Bermuda not later than the earlier of (1) 90 days before the first anniversary of the last annual general meeting of shareholders or (2) ten days after the notice of the annual general meeting of shareholders at which directors are to be elected is given. Any such notice should include the candidate's brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate's signed consent to serve as a director if elected and to be named in the proxy statement. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the corporate governance and nominations committee.

If the proposed amendments to our bye-laws as set out in this proxy statement are approved by shareholders, shareholders who wish to recommend or propose a director nominee must give written notice to our Secretary at our registered address set forth above not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director.

In connection with the director nominations process, the corporate governance and nominations committee may identify candidates through recommendations provided by members of the Board, management or shareholders, and may also engage a search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The corporate governance and nominations committee did not pay any fees to any third party to assist us in identifying or evaluating any potential nominees for director during 2004. The corporate governance and nominations committee has not received any nominations for director from shareholders for the 2005 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Class III Directors

Upon the recommendation of the corporate governance and nominations committee, each of Messrs. Bachrach, Boilini, Bulkin and Hatfield has been nominated by the Board for reelection to serve as a Class III director. The Class III directors will be elected at this Annual General Meeting and will serve a term that expires at our 2008 annual general meeting.

The following table lists the current members of the Board in the order in which their terms expire, beginning with the nominees for Class III directors who currently serve on our Board:

Director	Positions with Bunge	Class
Ernest G. Bachrach	Director	Class III
Enrique H. Boilini	Director	Class III
Michael H. Bulkin	Director	Class III
Paul H. Hatfield	Director	Class III
Carlos Braun Saint	Director	Class II
Francis Coppinger	Director	Class II
Alberto Weisser	Chairman of the Board of Directors and Chief Executive Officer	Class II
Jorge Born, Jr.	Deputy Chairman of the Board of Directors	Class I
Octavio Caraballo	Director	Class I
Bernard de La Tour d'Auvergne Lauraguais	Director	Class I
William Engels	Director	Class I

The following paragraphs set forth information about the business experience and education of the nominees and our directors. The nominees for election at the Annual General Meeting are listed first.

Class III Nominees
Ernest G. Bachrach, 52
Mr. Bachrach has been a member of our Board since 2001. He has been the Chief Executive Officer for Latin America and, since 1999, has been a member of the Executive Committee of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach worked as Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of CardSystem Upsi S.A., Aeroplazas S.A. de C.V., Sintres Holding AG, Arabela Holding S.A. de C.V., Farmacologia Argentina de Avanzada, Atgal Investments Corporation and Fort Demider S.A. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration.

Enrique H. Boilini, 43
Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. Mr. Boilini is a member of the boards of Alpargatas SAIC and Copernico Argentina Fund Grand Cayman and he is a Managing Director and member of the board of Sovereign Debt Solutions Limited, an entity that acts as negotiating team for the Argentine Bond Restructuring Agency PLC (ABRA), a special purpose vehicle established for the sole function of aggregating bonds issued by Argentina and held by retail and small institutional investors outside the United States and representing those investors in the restructuring of Argentina's sovereign debt. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering.
Michael H. Bulkin, 66
Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey's New York and Northeast offices. Mr. Bulkin also serves as a member of the boards of Ferro Corporation, American Bridge Company and Specified Technologies Inc. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University.

Paul H. Hatfield, 69
Mr. Hatfield has been a member of our Board since 2002. He is also the Principal of Hatfield Capital Group, a private equity investment firm that he founded in 1997. From 1995 to 1997, Mr. Hatfield was the Chairman and Chief Executive Officer of Petrolite Corporation, a chemical company. Before joining Petrolite, Mr. Hatfield spent over 35 years at the Ralston Purina Company in a variety of management positions. Mr. Hatfield also serves as a member of the board of directors of the Boyce Thompson Institute at Cornell University, Solutia, Inc., Maritz, Inc. and PENFORD Corporation. In addition, Mr. Hatfield has been a member of the Advisory Board of the Institute of International Business at St. Louis University since 1985. Mr. Hatfield has a Bachelor of Science in Agricultural Economics and a Master of Science in Economics and Marketing, both received from Kansas State University.

Class II Directors with Terms Expiring in 2006
Carlos Braun Saint, 32
Mr. Braun Saint has been a member of our Board since 2001. Mr. Braun Saint is a Vice President and director of Agroexpress S.A., an agribusiness company in Argentina, a position he has held since January 2001. From 1999 until mid-2004, Mr. Braun Saint was employed by Bellamar Estancias S.A., another Argentine agribusiness company. Prior to 1999, Mr. Braun Saint worked for the Private Banking division of Banco Bilbao Vizcaya Argentaria for two years. Mr. Braun Saint serves on the board of directors of Bellamar Estancias S.A. and Grupo Fen S.A., an Argentine hotel administration company. Mr. Braun Saint is also a director of Mutual Investment Limited, our former parent company prior to our initial public offering. Mr. Braun Saint attended Belgrano University in Argentina for four years.
Francis Coppinger, 54
Mr. Coppinger has been a member of our Board since 2001. He is Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint-venture he established with the Michelin Group in December 1992. Based in Brussels, PII coordinates the media activities of the Michelin Group in Europe. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia, a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d'Etudes Politiques de Paris.

Alberto Weisser, 49
Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of Ferro Corporation and a member of the North American Agribusiness Advisory Board of Rabobank. Mr. Weisser has a bachelor's degree in Business Administration from the University of São Paulo, Brazil and has participated in several post-graduate programs at Harvard Business School. He has also attended INSEAD's Management Development Program in France.

Class I Directors with Terms Expiring in 2007
Jorge Born, Jr., 42
Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment, hotel construction and management, farming and waste management industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge's European operations from 1992 to 1997. Mr. Born serves on the Advisory Board of Hochschild Mining S.A., a South American mining conglomerate. He is also a director and Deputy Chairman of the board of directors of Mutual Investment Limited. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton's Latin American Executive Board and the Board of Governors of Wharton's Lauder Institute.
Octavio Caraballo, 61
Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group's former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He is also a director of Mutual Investment Limited and has served as Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College.
Bernard de La Tour d'Auvergne Lauraguais, 60
Mr. de La Tour d'Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d'Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d'Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania.

William Engels, 45
Mr. Engels has been a member of our Board since 2001. From September 2002 to January 2003, he was head of mergers and acquisitions at Quinsa, a Luxembourg-based holding company listed on the New York Stock Exchange. Mr. Engels has also served as Group Controller and as Manager of Corporate Finance at Quinsa, beginning in 1992. In 2003, Mr. Engels joined the board of directors of Quinsa as the representative of Beverage Associates (BAC) Corp. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products. Mr. Engels also serves as a member of the board of BISA, a fund with diversified investments in different industries. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

RECOMMENDATION OF THE BOARD

Our Board recommends that you vote FOR the election of each of Messrs. Bachrach, Boilini, Bulkin and Hatfield to our Board as Class III Directors for a term ending at our 2008 annual general meeting.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth information concerning total compensation paid in fiscal years 2004, 2003 and 2002 to our "Named Executive Officers," which is defined under the Exchange Act to include our Company's Chief Executive Officer and our four most highly compensated executive officers.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards (2)	Securities Underlying Options Awards	LTIP Payouts (3)	All Other Compen- sation (4)
Alberto Weisser Chairman and Chief Executive Officer	2004 2003 2002	$1,200,000 $1,150,000 $1,000,000	$3,000,000 $2,200,000 $3,000,000	— — —	— — —	130,000 112,000 130,000	$3,714,478 $1,855,494 $2,014,509	$55,729 $53,159 $42,869
Archibald Gwathmey Chief Executive Officer, Bunge Global Markets, Inc. and Managing Director, Agribusiness Division, Bunge Limited	2004 2003 2002	$ 500,000 $ 500,000 $ 475,000	$1,000,000 $1,000,000 $1,200,000	— — —	— — —	37,000 37,000 45,000	$1,238,159 $ 555,699 $ 529,487	$22,576 $16,171 $15,425
William Wells Chief Financial Officer	2004 2003 2002	$ 480,000 $ 470,000 $ 430,000	$ 800,000 $ 600,000 $1,000,000	— — —	— — —	37,000 37,000 45,000	$1,238,159 $ 555,699 $ 270,747	$21,776 $15,383 $64,190
Flávio Sá Carvalho Chief Personnel Officer	2004 2003 2002	$ 375,000 $ 368,750 $ 350,000	$ 520,000 $ 420,000 $ 480,000	— — —	— — —	20,000 20,000 25,000	$ 660,337 485,038 529,487	$44,792 $12,222 $11,880
João Fernando Kfouri Managing Director, Food Products Division	2004 2003 2002	$ 540,000 $ 540,000 $ 506,250	$ 500,000 $ 400,000 $ 330,000	— — —	— — —	13,000 13,000 15,000	$ 412,684 — —	$55,318 $64,367 $54,096

(1)	In accordance with the rules of the SEC, other annual compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the Named Executive Officers during fiscal years 2004, 2003 and 2002.

(2)	The Company awarded performance-based restricted stock units to the Named Executive Officers in 2002, 2003 and 2004 under the Company's Equity Incentive Plan. These awards are subject to further vesting requirements based on the Company's attainment of certain pre-established performance goals. The target number and value of the aggregate performance-based restricted stock unit holdings of each of the Named Executive Officers as of December 31, 2004 are as follows: Alberto Weisser—136,099 units, ($7,759,004); Archibald Gwathmey—42,009 units ($2,394,933); William Wells—42,009 units ($2,394,933); Flávio Sá Carvalho—22,540 units ($1,285,005); and João Fernando Kfouri—13,326 units ($759,715). The values are calculated by multiplying the number of performance-based restricted stock units held by each Named Executive Officer, including dividend-equivalent amounts earned on such units as of December 31, 2004, by the December 31, 2004 closing price per share of our common shares on the New York Stock Exchange, which was $57.01.

The Company did not grant any time-vested regular restricted stock unit awards to any of the Named Executive Officers during fiscal years 2004, 2003 and 2002.

(3)	Represents long-term incentive payouts for awards vested in 2004 in respect of performance-based restricted stock units awarded in 2002 to Named Executive Officers under the Company's Equity Incentive Plan. These awards vested on December 31, 2004.

(4)	The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 2004, the Company (a) paid premiums for certain supplemental executive life insurance benefits for Mr. Weisser of $7,729, Mr. Gwathmey of $2,576, Mr. Wells of $2,576 and Mr. Sá Carvalho of $29,792; (b) made mandatory matching contributions under the Company's 401(k) plan for Mr. Weisser of $8,200, Mr. Gwathmey of $8,200, Mr. Wells of $8,200 and Mr. Sá Carvalho of $8,200; (c) made matching contributions under the Company's excess 401(k) plans for Mr. Weisser of $39,800, for Mr. Gwathmey of $11,800, for Mr. Wells of $11,000 and for Mr. Sá Carvalho of $6,800; and (d) paid temporary housing costs for Mr. Kfouri in the amount of $55,318 in 2004.

Option Grants in Fiscal Year 2004

The following table sets forth certain information with respect to stock options to purchase our common shares awarded to the Named Executive Officers during fiscal year 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (2)	% of Total Options Granted to Employees in Fiscal Year	Exercise price ($/share) (3)	Expiration Date	5%	10%
Alberto Weisser	130,000	16.22%	$37.080	3/11/2014	$3,268,691	$8,060,125
Archibald Gwathmey	37,000	4.62%	$37.080	3/11/2014	$930,320	$2,294,036
William Wells	37,000	4.62%	$37.080	3/11/2014	$930,320	$2,294,036
Flávio Sá Carvalho	20,000	2.50%	$37.080	3/11/2014	$502,875	$1,240,019
João Fernando Kfouri	13,000	1.62%	$37.080	3/11/2014	$326,869	$806,013

(1)	These amounts represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the stock option term. These values are based on assumed rates of share appreciation of 5% and 10% compounded annually from their date of grant, March 11, 2004, to their expiration date, March 11, 2014. The assumed rates are mandated by the SEC and do not represent our estimates or projections of future share prices. These values are net of the option exercise price and do not include deductions for tax or other expenses associated with the exercise of these options. Actual gain, if any, upon the exercise of these stock options will depend on the future performance of our common shares and the date on which the stock options are exercised.

(2)	These stock options will vest as to one-third (33.3%) on each of March 11, 2005, 2006 and 2007 and will expire on March 11, 2014, unless earlier terminated in connection with an option exercise or termination of employment. In the event of a change in control of Bunge, all stock options will become exercisable in full immediately prior to such change in control, unless our compensation committee determines otherwise, in its sole discretion.

(3)	The exercise price of each option was fixed at the time of grant, March 11, 2004, based on the average (weighted by volume) of the highest and lowest sales price of one common share of Bunge Limited over the 20 trading days immediately following the preceding quarterly earnings announcement, February 3, 2004.

Aggregated Option Exercises in Fiscal Year 2004
and Value of Options at End of Fiscal Year 2004

The following table sets forth information with respect to stock option exercises by the Named Executive Officers during fiscal year 2004 and the value of their stock options as of December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized (2)	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2004		Value of Unexercised In-the-Money Options as of December 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alberto Weisser	0	$0	455,370	247,999	$17,420,375	$6,498,520
Archibald Gwathmey	0	$0	109,137	76,666	$ 4,158,866	$2,052,542
William Wells	0	$0	129,696	76,666	$ 4,981,531	$2,052,542
Flávio Sá Carvalho	26,666	$900,073	71,043	41,666	$ 2,644,939	$1,117,444
João Fernando Kfouri	0	$0	22,667	26,666	$ 861,564	$ 711,582

(1)	The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the closing price per share of our common shares on the NYSE on December 31, 2004, which was $57.01.

(2)	The value realized upon exercise is calculated by determining the difference between the market price of our common shares, as of the date of exercise, and the exercise price of the relevant option multiplied by the number of shares underlying the exercised portion of the option.

Long-Term Incentive Plan Awards in Fiscal Year 2004

The following table sets forth awards made to the Named Executive Officers during fiscal year 2004 pursuant to the terms and conditions of our Company's Equity Incentive Plan.

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout (1)	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (2)	Target (2)	Maximum (2)
Alberto Weisser	50,000	—	$1,425,250	$2,850,500	$5,701,000
Archibald Gwathmey	13,000	—	$ 370,565	$ 741,130	$1,482,260
William Wells	13,000	—	$ 370,565	$ 741,130	$1,482,260
Flávio Sá Carvalho	7,000	—	$ 199,535	$ 399,070	$ 798,140
João Fernando Kfouri	4,000	—	$ 114,020	$ 228,040	$ 456,080

(1)	On March 11, 2004, we granted each of the Named Executive Officers a performance-based restricted stock unit award. These awards will vest on March 11, 2007, subject to a cumulative, three-year earnings-per-share target of $12.78 and the executive's continued employment with the Company. If the cumulative earnings per common share of the Company for fiscal years 2004, 2005 and 2006 equals the target of $12.78, the executive will vest in 100% of the award. If the cumulative earnings per share during such three-year period equals or exceeds $17.89, the executive will vest in 200% of the award. If the cumulative earnings per share during such three-year period equals or exceeds the threshold amount of $10.22, the executive will vest in 50% of the award. If the cumulative earnings per share during such three-year period is less than the threshold amount of $10.22, the executive will forfeit the entire award. Payment of the performance-based award will generally be made in cash, our common shares or a combination thereof, subject to the discretion of the compensation committee.

(2)	Threshold, Target and Maximum values are estimated using the closing share price of $57.01 at December 31, 2004.

Pension Plan Table

The following table sets forth the annual benefits payable upon retirement at age 65 computed on the basis of a single life annuity, for various Bunge U.S. pension and supplemental executive retirement plans.

Assumed Average Annual Compensation for Five-Year Period Preceding Retirement	Years of Credited Service with the Company
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 250,000	$ 35,186	$ 52,779	$ 70,372	$ 87,965	$ 105,557	$ 123,150
$ 500,000	$ 72,686	$ 109,029	$ 145,372	$ 181,715	$ 218,057	$ 254,400
$ 750,000	$110,186	$ 165,279	$ 220,372	$ 275,465	$ 330,557	$ 385,650
$1,000,000	$147,686	$ 221,529	$ 295,372	$ 369,215	$ 443,057	$ 516,900
$1,500,000	$222,686	$ 334,029	$ 445,372	$ 556,715	$ 668,057	$ 779,400
$2,000,000	$297,686	$ 446,529	$ 595,372	$ 744,215	$ 893,057	$1,041,900
$2,500,000	$372,686	$ 559,029	$ 745,372	$ 931,715	$1,118,057	$1,304,400
$3,000,000	$447,686	$ 671,529	$ 895,372	$1,119,215	$1,343,057	$1,566,900
$4,000,000	$597,686	$ 896,529	$1,195,372	$1,494,215	$1,793,057	$2,091,900
$5,000,000	$747,686	$1,121,529	$1,495,372	$1,869,215	$2,243,057	$2,616,900

Under the terms of the Bunge U.S. Pension Plan and the Bunge Management Services, Inc. Excess Benefit Plan (together, the "Company Pension Plans"), an eligible employee will receive a benefit at retirement that is generally based upon the employee's number of years of benefit service and average annual compensation (salary and normal bonus) for the highest five consecutive years out of the final ten years of service. The benefits under the Bunge Management Services, Inc. Excess Benefit Plan are not subject to the Code provisions used to determine benefits and the amount of annual benefits payable under the Company Pension Plans. The foregoing table illustrates, for average annual pensionable compensation and years of benefit service classifications, the annual retirement benefits payable to employees under the Company Pension Plans upon retirement at age 65, based on the single-life annuity form of benefit payment and not subject to deduction for Social Security or other offset amounts.

The number of years of service that have been credited for Messrs. Weisser, Gwathmey, Wells and Sá Carvalho are approximately 5.5 years, 30 years, 5 years and 6 years, respectively. To date, Mr. Kfouri does not participate in any of the Company Pension Plans.

In addition, Mr. Weisser is entitled to a supplemental pension benefit under the terms of his employment agreement with the Company described in more detail below under the heading "Employment Agreements and Severance and Change of Control Arrangements." The estimated annual pension benefit payable to Mr. Weisser at age 65 (his Normal Retirement Age) is $1,318,865.

Compensation of Directors

Directors of the Company who are not officers or employees of the Company or any of its subsidiaries (hereinafter referred to as "non-employee directors") are entitled to receive the directors' fees described below and are eligible to participate in the Company's Non-Employee Directors' Deferred Compensation Plan and Non -Employee Directors' Equity Incentive Plan. Messrs. Bachrach, Boilini, Born, Braun Saint, Bulkin, Caraballo, Coppinger, de la Tour d'Auvergne Lauraguais, Engels and Hatfield were non-employee directors for the entire 2004 fiscal year.

Directors' Fees.    Non-employee directors received the following fees in 2004: (i) an annual retainer fee of $60,000; (ii) a fee of $10,000 per year for service as committee chair on any of our committees, except for the Chair of the audit committee, who receives $20,000 per year for his services due to the added workload and responsibilities of this committee; and/or (iii) a fee of $5,000 per year for service as a member on any of our committees, except for the members of the audit committee, who each receive $10,000 per year for their services due to the added workload and responsibilities of this committee. Although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of five times in a given year, each director receives a fee of $1,000 per day for attendance at each such additional meeting of the Board and $1,000 per day of meetings for attendance at committee meetings. In addition, directors receive $250 for each Board or committee meeting held by teleconference, if the number of Board or committee meetings has exceeded five for the relevant year. We also reimburse our non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings or our annual shareholder meetings. We provide Mr. de La Tour d'Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the audit committee.

Non-Employee Directors' Equity Incentive Plan.    We have a Non-Employee Directors' Equity Incentive Plan to align our directors' interests with those of our shareholders and to appropriately incentivize our directors. In 2005, the Non-Employee Directors' Equity Incentive Plan was amended to provide that each new non-employee director will be granted at the time of their initial appointment or election an option to purchase 7,500 common shares of Bunge under the Non-Employee Directors' Equity Incentive Plan. In addition, each year on the date of the Annual General Meeting or at an earlier time specified by the Board (or the compensation committee), each continuing non-employee director will be granted an option to purchase 5,500 common shares of Bunge. Previously, each new director was granted an option to purchase 9,000 common shares of Bunge under the Non-Employee Directors' Equity Incentive Plan. In addition, the yearly grant for each continuing director was of an option to purchase 7,200 common shares of Bunge under the plan. We grant only non-statutory stock options under our Non-Employee Directors' Equity Incentive Plan. The exercise price per share is equal to the fair market value of a common share of Bunge on the option grant date, as determined by our compensation committee, and has been based on the average of the highest and lowest sale prices of a common share over the 20 trading days immediately following the preceding quarterly earnings announcement, with such average weighted by volume. Options become vested and exercisable on the January 1st after the date of grant, provided that the director has continued to serve on the Board until such date. Outstanding options remain exercisable for a period of ten years after their grant date. Our Non-Employee Directors' Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. As of December 31, 2004, we had granted stock options to purchase an aggregate of 387,000 common shares of Bunge to our current non-employee directors as a group (10 persons) under the Non-Employee Directors' Equity Incentive Plan.

Non-Employee Directors' Deferred Compensation Plan.    We have a Non-Employee Directors' Deferred Compensation Plan, under which the non-employee directors may elect to defer all or a portion of their annual director and/or committee fees for a minimum three-year period. Amounts deferred under the Non-Employee Directors' Deferred Compensation Plan are deemed invested in hypothetical Bunge share units. The value of each share unit will track the performance of a common share and will earn dividend equivalents to the extent actual dividends are paid to our shareholders. Non-employee directors can elect under the plan to receive the value of their hypothetical share units in the form of cash or common shares of Bunge. Mr. Bachrach has deferred payment of all of his annual director fees and committee fees for 2004.

Non-Employee Director Share Ownership Guidelines.    To further align the personal interest of the Board with the interests of Bunge's shareholders, in December 2004, the Board established share ownership guidelines for the minimum amount of Bunge common shares that are required to be held by Board members. These guidelines take effect in 2005 and are required to be met within five years from the effective date or, if later, from when the non-employee director is appointed or elected to the Board. For non-employee directors, the guideline is three times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include hypothetical share units held under the Non-Employee Directors' Deferred Compensation Plan and 50% of the value of vested, in-the-money stock options. Unvested stock options do not count toward satisfaction of the guidelines. Furthermore, Bunge's non-employee directors are required to hold 100% of the net shares acquired through Bunge's long-term incentive plans until the guidelines are met. For more information on Bunge's share ownership guidelines, including the guidelines applicable to Bunge's senior management, see the Compensation Committee Report included in this proxy statement.

Equity Incentive Plan

We maintain the Bunge Limited Equity Incentive Plan (the "Equity Incentive Plan") to attract, retain and motivate our officers, employees, consultants and independent contractors, to link compensation to the overall performance of the Company, to promote cooperation among our diverse areas of business and to create an ownership interest in Bunge aligned with the interests of our shareholders. Under the Equity Incentive Plan, the compensation committee of our Board may award equity-based compensation to our officers, employees, consultants and independent contractors who make, or are anticipated to make, significant contributions to the Company. Awards under the Equity Incentive Plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance based) or other awards that are based on the value of our common shares. The specific terms of each award made under the Equity Incentive Plan, including how such award will vest, are described in individual award agreements.

Administration of the Plan.    Our compensation committee administers the Equity Incentive Plan. The committee has the discretion to determine who will receive awards under the Equity Incentive Plan as well as the terms of each individual award. The committee also has the discretion to interpret the terms of the Equity Incentive Plan and any corresponding award agreement and to generally take all other actions necessary to administer the Equity Incentive Plan in our best interests.

Options and Restricted Stock Units.    When vested, stock options granted under the Equity Incentive Plan become exercisable for our common shares. The applicable vesting period is set forth in the individual award agreements. The exercise price per share is fixed by our compensation committee at the time of grant but will generally be no less than the fair market value of a common share, as determined by our compensation committee under one of the following calculations: (i) the average of the highest and lowest sale prices of a common share on the date of grant or (ii) the average of the highest and lowest sale prices of a common share over the 20 trading days immediately following the preceding quarterly earnings announcement, with such average weighted by volume. When our employment or service relationship with a participant terminates for "cause," all unexercised stock options held by such participant (whether vested or unvested) are cancelled as of the date of termination. When our employment or service relationship with a participant terminates for a reason other than for "cause," such participant has a limited period of time to exercise any vested stock options he or she then holds. The period varies according to the reasons for termination.

Restricted stock units are awards that provide for the issuance of a specified number of common shares upon the completion of a set time period or satisfaction of set performance requirements. Generally, performance-based restricted stock unit awards vest after completion of a three-year performance period upon Bunge's satisfaction of certain pre-established performance measures specified in the individual award agreements related to Bunge's cumulative diluted earnings per share or cumulative operating profit for a particular business unit, as applicable. The target cumulative diluted earnings per share may be adjusted for certain extraordinary events at the discretion of the compensation committee. Awards of performance-based restricted stock units that vest under the Equity Incentive Plan may be settled either in cash or Bunge common shares at the election of the participants, subject to the discretion of the compensation committee. However, beginning with the performance-based restricted stock units granted in 2005, vested performance-based restricted stock units will be settled in Bunge common shares only. Participants may also elect to defer a portion of their cash-settled awards through Bunge's Deferred Compensation Plans (described below). Amounts payable in respect of performance-based restricted stock unit awards upon vesting are based upon performance levels pre-established by the compensation committee, ranging from payment of 50% of the award (threshold) to 200% of the award (maximum).

The effect of a participant's termination of employment or service with us is set forth in the individual award agreements. Up to 10% of our issued and outstanding common shares may be issued pursuant to awards under the Equity Incentive Plan. As of December 31, 2004, we had granted stock options to purchase an aggregate of 4,843,373 common shares, 74,500 time-vested regular restricted stock units and 1,230,324 performance-based restricted stock units under the Equity Incentive Plan. Of this amount, we have granted to our executive officers stock options to purchase 1,439,977 common shares, no time-vested regular restricted stock units and 493,632 performance-based restricted stock units under the Equity Incentive Plan.

Non-Transferability of Awards; Adjustments upon Merger or Change of Control.    Some restrictions apply to awards made under the Equity Incentive Plan. Awards are not transferable by the participant except in very limited circumstances and any shares received in connection with an award made under the Equity Incentive Plan may be subject to trading restrictions. Also, the compensation committee has the right to modify the terms of the Equity Incentive Plan and any award granted thereunder if we engage in a merger or amalgamation transaction or any corporate reorganization process. Please see the "Employment Agreements and Severance and Change of Control Arrangements" section of this proxy statement for a description of the effect of a change of control under the Equity Incentive Plan.

Deferred Compensation Plans for Executives

Bunge maintains three deferred compensation plans for its executives in three different participating Bunge business units—the Bunge North America Inc. Deferred Compensation Plan for Certain Employees, the Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees and the Bunge Global Markets Deferred Compensation Plan for Certain Employees (collectively, the "Deferred Compensation Plans"). The Deferred Compensation Plans allow participating executives to defer receipt of their salary, their annual bonus awards and, in some instances, certain other amounts (such as the value of the participant's vested performance-based restricted stock units received pursuant to the Equity Incentive Plan). Amounts deferred under the Deferred Compensation Plans must be deferred for a minimum three-year period, except in the event of a Change in Control (as defined in the applicable deferred compensation plan) of Bunge, in which case participants may elect, 30 days prior to the Change in Control, to receive an immediate lump-sum cash distribution of the participant's entire deferred compensation amount or to continue to have his or her deferred compensation credited under his or her plan pursuant to a trust or fund established by Bunge for such purpose.

As of December 31, 2004, Messrs. Weisser, Wells and Sá Carvalho held $3,902,710, $3,139,832 and $991,692, respectively, in their accounts under the applicable Bunge deferred compensation plan.

Employment and Other Agreements and Severance and Change of Control Arrangements

Employment Agreement with Alberto Weisser.    We have entered into an employment agreement, dated May 27, 2003, with Alberto Weisser. The agreement provides that Mr. Weisser will serve as our Chief Executive Officer. Mr. Weisser's employment will continue until the last day of the month in which he attains age 65, unless his employment is terminated earlier pursuant to the terms of the agreement. The agreement provides for base salary, annual bonus and long-term compensation that is consistent with the amounts described by us in the compensation tables above.

The agreement also provides Mr. Weisser with a supplemental pension commencing at age 65, which when added to his other U.S. retirement benefits, will provide him with an annuity for life equal to 45% of the average of his base salary and annual bonus (excluding any long-term, supplemental or special bonuses) for the five-year period immediately prior to and including the date on which the pension commences. Mr. Weisser will be entitled to receive the supplemental pension (i) if he remains in our employ until the last day of the month in which he attains age 55 or (ii) in the event that his employment with us is terminated as a result of any of the following: (a) his "Disability"; (b) his resignation for "Good Reason"; (c) his termination without "Cause"; or (d) his resignation without Good Reason during the "Change of Control Period" (all terms quoted in this sentence have the meanings assigned to them in the employment agreement). Mr. Weisser will forfeit the supplemental pension under certain circumstances, including where he breaches certain restrictive covenants or upon his death. In the event of Mr. Weisser's death, his spouse may, however, be entitled to a death benefit.

If during Mr. Weisser's employment term, Mr. Weisser's employment is terminated by us without Cause or by him for Good Reason, we will pay him (a) three times the sum of his base salary and annual bonus (as determined in accordance with the provisions of the agreement) and (b) a pro rata portion of the short-term annual bonus that Mr. Weisser would have been entitled to receive for the then-applicable performance period had he remained employed for the entire performance period. We will also (a) offer Mr. Weisser continuing coverage (at his cost) under our health and medical insurance plans and programs until the earlier of (i) the date on which Mr. Weisser and his spouse, if any, are both age 65 or over and (ii) the date on which he is eligible to receive health, medical or other insurance benefits under a subsequent employer's plan; (b) provide Mr. Weisser with accelerated vesting of any unvested benefits in our defined contribution and defined benefit retirement plans, unless prohibited by law; (c) consider Mr. Weisser fully vested with respect to his entitlement to receive retiree medical and life insurance benefits that we offer to our senior executives as of his date of termination; (d) deem any vesting or service under any outstanding stock option, restricted stock or other equity-based awards fully satisfied; (e) deem any of our performance requirements under any outstanding stock option, restricted stock or other equity-based awards to be satisfied to the extent such performance requirements are satisfied as of his date of termination; and (f) provide Mr. Weisser with other benefits substantially similar to those provided to our other senior executives upon their termination.

Our obligation to make or provide any of the above-described severance payments and benefits to Mr. Weisser is subject to his execution of a general release of claims against the Company and its "Subsidiaries" (as defined in the employment agreement) and will cease in the event that Mr. Weisser breaches any of the restrictive covenants set forth in the agreement.

If Mr. Weisser resigns without Good Reason during the Change of Control Period, he will be entitled to receive the severance payments and benefits that he would otherwise receive under the agreement had he been terminated by us without Cause, as well as his supplemental pension, as described above. For purposes of the agreement, the "Change of Control Period" is a 30-month period commencing upon certain change-of-control events, including (i) the acquisition by any nonaffiliated beneficial owner of 35% or more of our outstanding common shares, (ii) the consummation, after shareholder approval, of certain business combinations or (iii) the failure of those individuals on our Board as of May 27, 2003 or their approved successors to constitute at least a majority of our Board. If, however, Mr. Weisser is terminated without Cause within the 12-month period immediately prior to any of the foregoing events at the direction or request of any person acquiring control of the Company, the Change of Control Period will commence 12 months prior to such event.

The employment agreement contains a Code Section 280G "gross-up" provision. If any payment or distribution by us to or for the benefit of Mr. Weisser, whether paid or payable, or distributed or distributable, pursuant to the terms of the employment agreement or otherwise would be subject to the excise taxes imposed by Section 4999 of the Code, then Mr. Weisser will be entitled to receive an additional payment in an amount such that after the payment by Mr. Weisser of all taxes (including any interest or penalties imposed), he retains an amount equal to such taxes imposed upon the payments.

Mr. Weisser has agreed not to compete with the Company or any of its Subsidiaries during his employment term and thereafter for the longer of (a) 18 months following his date of termination for any reason or (b) where applicable, the three-year period during which he receives severance payments from the Company. Mr. Weisser has further agreed not to solicit certain customers and employees, and has agreed to standard confidentiality and cooperation provisions.

Agreement with João Fernando Kfouri. We have entered into an agreement, dated
May 10, 2001, with João Fernando Kfouri. Mr. Kfouri currently serves as Managing Director of the Food Products Division of Bunge Limited. The term of the agreement will continue until June 30, 2005, unless it is terminated earlier by either party or it is extended by the parties. Either party may terminate the agreement before the end of its term with 60 days' prior notice.

The agreement provides for compensation and temporary housing costs that are consistent with the amounts described by us in the compensation tables above. If Mr. Kfouri does not terminate the agreement prior to the end of its term, he will be eligible to receive an annual incentive bonus for the year in which the term of the agreement expires, subject to the achievement of certain performance goals and objectives. The target level for the bonus is 50% of the cash compensation received by Mr. Kfouri during the fiscal year for which the bonus is payable with a minimum guaranteed bonus amount of $100,000. In the event Bunge terminates this agreement for any reason, other than for cause, prior to the expiration of the term of the agreement, Mr. Kfouri will be entitled to the minimum guaranteed bonus amount.

In addition, the agreement provides that we will make available or pay Mr. Kfouri's reasonable lodging and transportation expenses when Mr. Kfouri is away from his home base on business, including a car and driver while Mr. Kfouri is in Brazil for business.

Pursuant to the agreement, Mr. Kfouri is subject to a standard confidentiality obligation of indefinite duration and an obligation not to solicit certain employees and suppliers during the term of his agreement.

Severance Agreements.    Pursuant to severance agreements with each of Messrs. Wells, Gwathmey and Sá Carvalho, in the event that Bunge terminates their employment without cause, each of them would receive severance pay generally equal to approximately twelve months base salary plus their respective target annual bonus for the year of such termination of employment.

Change of Control Arrangements.    In addition to Mr. Weisser's employment agreement described above, our Named Executive Officers participate in certain plans that contain change-of-control provisions. These plans include our Equity Incentive Plan and our Deferred Compensation Plans. Under these plans, the events constituting a change of control are substantially similar to the change-of-control events with respect to Mr. Weisser's employment agreement described above.

Pursuant to our Equity Incentive Plan, we have granted our Named Executive Officers, as well as other officers, employees, independent contractors and consultants of the Company, equity awards, including stock options, restricted stock unit awards and performance-based restricted unit awards. The stock options and restricted stock unit awards vest over time and our performance-based restricted stock unit awards vest upon the satisfaction of certain performance-based restrictions. Upon a "Change of Control" (as defined in the plan) of the Company, however, these equity awards will become fully vested immediately prior to such event, unless the compensation committee determines otherwise, in its sole discretion.

Pursuant to our Deferred Compensation Plans, our Named Executive Officers, as well as other eligible employees of the Company, can elect to defer their annual base salary, annual bonus and certain other amounts, including the value of their vested performance-based restricted stock unit awards. Amounts deferred must be deferred for a minimum three-year period and are deemed invested among one or more hypothetical investment alternatives. Upon a "Change of Control" (as defined in the applicable deferred compensation plan) of the Company, however, each participant in our deferred compensation plans will elect, 30 days prior to such event, to (i) receive an immediate distribution of all of his or her deferred compensation in a lump-sum cash payment or (ii) continue to have his or her deferred compensation credited under the applicable plan following the event, in which case the Company will establish and fund a trust for all such amounts that continue to be held under his or her plan.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2004, with respect to our equity compensation plans.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price per share of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	4,483,510	(2)	$24.40	(3)	5,489,275	(4)
Equity compensation plans not approved by shareholders (5)	12,208	(6)	—	(7)	—	(8)
Total	4,495,718		$24.40		5,489,275

(1)	Includes our Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan.

(2)	Includes non-statutory stock options outstanding as to 3,394,502 common shares, time-vested regular restricted stock unit awards outstanding as to 39,311 common shares (including dividend equivalents payable in common shares) and performance-based restricted stock unit awards outstanding as to 723,897 common shares (including dividend equivalents payable in common shares) under our Equity Incentive Plan. This number also includes non-statutory stock options outstanding as to 325,800 common shares under our Non-Employee Directors' Equity Incentive Plan. Participants in our Equity Incentive Plan may elect to have their performance-based restricted stock units paid out all in cash (in lieu of common shares), in common shares or in a combination thereof, subject to the discretion of our compensation committee. Participants may also receive dividend equivalent payments that are credited to each participant's account and paid in common shares of Bunge at the time the award is settled.

(3)	Calculated based on non-statutory stock options outstanding under our Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan. This number excludes outstanding time-vested regular restricted stock unit and performance-based restricted stock unit awards under the Equity Incentive Plan.

(4)	Includes dividend equivalents payable in common shares. Shares available under our Equity Incentive Plan may be used for any type of award authorized under the plan. Awards under the plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. Our Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 10% of our issued and outstanding common shares at any time, except that the maximum number of common shares issuable pursuant to grants of statutory stock options may not exceed 5% of our issued and outstanding common shares as of the date the plan first received shareholder approval. This number also includes shares available for future issuance under our Non-Employee Directors' Equity Incentive Plan. Our Non-Employee Directors' Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 0.5% of our issued and outstanding common shares at any time. As of December 31, 2004, we had a total of 110,671,450 common shares issued and outstanding.

(5)	Includes our Non-Employee Directors' Deferred Compensation Plan.

(6)	Includes rights to acquire 12,208 common shares under our Non-Employee Directors' Deferred Compensation Plan pursuant to elections by our non-employee directors.

(7)	Not applicable.

(8)	Our Non-Employee Directors' Deferred Compensation Plan does not have an explicit share limit.

COMPENSATION COMMITTEE REPORT

Bunge's compensation committee is composed of five independent directors, as determined by the Board based upon the NYSE Corporate Governance Listing Standards and our Corporate Governance Guidelines. In addition, all members of the compensation committee are "outside directors" for purposes of Section 162(m) of the Code. The primary purpose of the compensation committee is to discharge the responsibilities of the Board relating to all compensation, including equity compensation, of Bunge's Chief Executive Officer and other senior executives. The compensation committee has overall responsibility for evaluating and making recommendations to the Board regarding the compensation of the Chief Executive Officer, executive officers, other key employees and directors under our equity incentive plans and other compensation programs and policies. The compensation committee has retained independent consultants to assist the compensation committee in fulfilling its responsibilities. The compensation committee operates under a written charter adopted by the Board to reflect the NYSE rules for compensation committees. A copy of the charter is available on Bunge's website at www.bunge.com.

Compensation Philosophy

The compensation committee believes that Bunge's compensation programs should be designed to attract, retain and motivate executive officers, key employees and directors, while enhancing and increasing shareholder value. Bunge's compensation levels are generally set at the 50th percentile of a group of comparable companies that includes a sample of surveyed general private and public companies, international companies and peer group companies, based upon compensation information obtained through three separate market surveys, which is analyzed and adjusted to reflect Bunge's compensation practices. Bunge's compensation philosophy is accomplished through various incentive compensation plans that link executive compensation to Bunge's overall company performance.

Bunge's compensation program for its executive officers and key employees consists of three major components: (i) annual salary; (ii) short-term performance-based incentives; and (iii) long-term equity-based incentives. The compensation committee believes that Bunge's mix of cash and equity-based compensation appropriately aligns the executives' interests with that of Bunge's shareholders and promotes equity ownership in Bunge among key employees and executives. Equity ownership is further emphasized through share ownership and retention guidelines established by the compensation committee, which are discussed later in this report. Short-term performance-based incentives consist primarily of annual cash awards based on the achievement of certain pre-established individual and company performance goals. Long-term, equity-based compensation for executive officers and key employees is in the form of stock options and/or performance-based restricted stock unit awards that are granted under Bunge's Equity Incentive Plan.

As described in the "Executive Compensation—Compensation of Directors" section of this proxy statement, Bunge's non-employee directors receive an annual fee for serving on the Board, an annual fee for each committee on which they serve and an annual fee for each committee they chair. In addition, non-employee directors are compensated with stock options that are granted under Bunge's Non-Employee Directors' Equity Incentive Plan and receive reimbursement for certain reasonable expenses related to their service as directors. Although directors do not generally receive Board or committee attendance fees, if either the Board or a committee meets in excess of five times in a given year, directors receive a fee for attendance at such additional meetings.

Share Ownership Guidelines

To further align the personal interest of senior management and the Board with the interests of Bunge's shareholders, in December 2004, the Board established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives and Board members. The guidelines take effect in 2005 and are required to be met within five years from the effective date or, if later, from when the individual is hired or elected or appointed to the Board, as applicable. The guideline applicable to senior executives is based on a multiple of the executive's base salary. For Bunge's Chief Executive Officer, the guideline is five times the Chief

Executive Officer's base salary, and for executives reporting directly to the Chief Executive Officer, the guideline is 2.5 times the individual's base salary. For our non-employee directors, the guideline is three times their annual retainer fee. Shares deemed to be owned for purposes of the share ownership guidelines include hypothetical share units held under Bunge's deferred compensation plans and 50% of the value of vested, in-the-money stock options. Unvested stock options and unearned performance-based restricted stock units do not count toward achievement of the guidelines. Furthermore, senior executives are required to hold 50% of the net shares acquired through Bunge's long-term incentive plans (such as stock options or performance units) until the guidelines are met. Bunge's directors must hold 100% of the net shares acquired until the guidelines are met.

Executive Compensation Components

Annual Salary.    The compensation committee makes annual determinations with respect to executives' annual salaries. In making these decisions, the compensation committee reviews each executive's performance, market compensation levels for comparable positions, Bunge's performance goals and objectives and other relevant information, including compensation data provided by our independent consultants. In addition, the compensation committee determines what portion of an executive's compensation should be in the form of salary, performance-related bonus and equity-based compensation.

Performance-Based Incentives.    The compensation committee believes that a portion of the compensation for each executive should be in the form of annual performance-based incentives, which tie executive compensation to Bunge's performance and individual performance in specified areas. The compensation committee approves company-wide and individual performance goals and targets at the beginning of each fiscal year. An executive's annual cash bonus is determined in part based on his or her furtherance and achievement of these performance goals and targets.

Long-Term Incentives.    The purpose of Bunge's long-term equity incentive plans is to create an ownership interest in Bunge, which aligns the interest of executives with shareholders. Bunge adopted its Equity Incentive Plan in April 2001 and amended such plan, most recently, in March 2004. Under the plan, the compensation committee may award equity-based compensation to officers, employees, independent contractors and consultants. Participants are selected based on their significant contributions or anticipated contributions to Bunge. Awards under the plan may be in the form of either statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of Bunge's common shares. The specific terms of each award made under the plan are described in an individual award agreement. In 2004, in accordance with the terms of the Equity Incentive Plan, the exercise price per share was fixed by the compensation committee at the time of grant based on the average of the highest and lowest sales prices of a common share over the 20 trading days immediately following the preceding quarterly earnings announcement, with such average weighted by volume.

When vested, stock options granted under the plan are exercisable for Bunge common shares. A restricted stock unit award is an award that provides for the issuance of a specified number of Bunge common shares (or the value of such shares) upon the satisfaction of certain vesting requirements, such as lapse of time or performance-based restrictions. Generally, performance-based restricted stock unit awards vest upon completion of a three-year performance period based on Bunge's satisfaction of certain pre-established performance measures specified in individual award agreements related to Bunge's cumulative earnings per share or cumulative operating profit for a business unit, as appropriate, during the relevant performance period. Awards of performance-based restricted stock units that vest under the Equity Incentive Plan may be settled either in cash or Bunge common shares at the election of the participants, subject to the discretion of the compensation committee. Participants may also elect to defer a portion of their cash settled awards through Bunge's Deferred Compensation Plans. Amounts payable for performance-based restricted stock unit awards under the Equity Incentive Plan range from payment of 50% of the award (threshold) to 200% of the award (maximum).

Chief Executive Officer Compensation

In determining Mr. Weisser's 2004 compensation, the compensation committee considered Mr. Weisser's individual performance, Bunge's performance and relative shareholder return and the compensation provided to chief executive officers at peer companies.

Mr. Weisser's salary is based on the criteria described in this report. For 2004, we paid Mr. Weisser $1,200,000 in base salary, which represents approximately a 4% increase compared to 2003. We also paid him an annual cash bonus of $3,000,000 for 2004, a 36% increase from his bonus for 2003. We consider this level of salary and bonus appropriate based upon Mr. Weisser's individual performance as well as Bunge's financial and non-financial performance in 2004. The compensation committee also reviewed perquisites paid to Mr. Weisser in 2004 and determined that these amounts were reasonable based on market practices, Mr. Weisser's performance in 2004 and appropriate in light of corporate governance considerations.

As described above, the compensation committee believes that a portion of the compensation for the Chief Executive Officer, like the compensation of other executive officers of Bunge, should be in the form of annual performance-based incentives that align investors' and the Chief Executive Officer's interests through common share ownership in Bunge. In 2004, we granted Mr. Weisser 130,000 options and 50,000 performance-based restricted stock units under the Equity Incentive Plan. The options will vest according to a schedule, and all options will be fully exercisable in 2007, on the third anniversary of their date of grant. The performance-based restricted stock units will only vest and become payable if certain performance goals are achieved at year-end in 2007. When the performance-based restricted stock units were granted in March 2004, they had a market value of approximately $1,928,000 based on the closing price of Bunge's common shares on the NYSE on March 11, 2004, which was $38.56.

Deductibility of Executive Compensation

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific performance criteria are satisfied. The compensation committee's policy is to seek to maximize the deductibility of compensation in excess of $1 million per taxable year, in accordance with the requirements of Section 162(m) of the Code (and any regulations promulgated thereunder), paid to any of the executive officers, except to the extent that the compensation committee determines that compliance is not in the best interest of Bunge or compliance with the requirements of Section 162(m) rules conflicts with Bunge's compensation philosophy of attracting and retaining key personnel by compensating them at competitive market rates, in which case the compensation committee will abide by the compensation philosophy, regardless of the tax impact of such actions.

The foregoing report on executive compensation for 2004 is provided by the undersigned members of the compensation committee of the Board.

Members of the Compensation Committee

Michael H. Bulkin, Chairman
Ernest G. Bachrach
Octavio Caraballo
Francis Coppinger
Paul H. Hatfield

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL
SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2005, based on 110,777,489 shares issued and outstanding. As of March 1, 2005, the average exercise price of all options granted to our directors and executive officers was $25.40 and the average term of such options was ten years from the date of the grant.

All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. The voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

Under SEC Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct (1)	Voting or Investment Power (2)		Right to Acquire (3)		Percent of Class
Alberto Weisser	78,114	0		536,037		*
Jorge Born, Jr.	0	0		37,800		*
Ernest G. Bachrach	0	0		45,239	(4)	*
Enrique H. Boilini	0	0		37,800		*
Michael H. Bulkin	0	0		37,800		*
Octavio Caraballo	67,497	4,464	(5)	38,844	(6)	*
Francis Coppinger	0	717,642	(7)	39,358	(8)	*
Bernard de La Tour d'Auvergne Lauraguais	199,921	3	(9)	37,800		*
William Engels	0	0		7,200		*
Paul H. Hatfield	5,000	0		30,600		*
Carlos Braun Saint	0	0		9,783	(10)	*
Andrew J. Burke	3,962	0		30,000		*
Archibald Gwathmey	638	0		133,804		*
João Fernando Kfouri	212	0		31,334		*
Flávio Sá Carvalho	10,215	0		84,376		*
William Wells	12,358	0		154,363		*
All directors and executive officers as a group (16 persons)	377,917	722,109		1,292,138		*

*	Less than 1%.

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account.

(2)	This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)	This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non-Employee Directors' Equity Incentive Plan and the Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2005, restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2005 and hypothetical share units held by non-employee directors who have elected to receive, under the Non-Employee Directors' Deferred Compensation Plan, a distribution in the form of common shares.

(4)	Includes 7,439 hypothetical share units held under the Non-Employee Directors' Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(5)	Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(6)	Includes 1,044 hypothetical share units held under the Non-Employee Directors' Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(7)	Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(8)	Includes 1,558 hypothetical share units held under the Non-Employee Directors' Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(9)	Includes three common shares held by his wife, as to which he disclaims beneficial ownership.

(10)	Includes 2,583 hypothetical share units held under the Non-Employee Directors' Deferred Compensation Plan, which he has elected to receive in the form of common shares.

The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2004
FMR Corp. (1)	10,777,436	9.71%
Edward C. Johnson 3d (1)	10,777,436	9.71%
Abigail P. Johnson (1)	10,777,436	9.71%
Wellington Management Company, LLP(2)	8,856,650	8.03%
Franklin Resources, Inc.(3)	7,818,228	7.10%
Charles B. Johnson(3)	7,818,228	7.10%
Rupert H. Johnson, Jr.(3)	7,818,228	7.10%

(1)	Based on information filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the SEC on Schedule 13G on February 14, 2005. Based on the Schedule 13G, Mr. Edward C. Johnson 3d. and Ms. Abigail P. Johnson may be deemed to share beneficial ownership of the 10,777,436 common shares with FMR Corp. FMR Corp. is a parent holding company and has the sole power to vote or direct the vote of 1,491,140 of our common shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp, is the beneficial owner of 9,240,856 common shares as the result of acting as an investment advisor to various investment companies. Mr. Edward C. Johnson 3d and Fidelity Management & Research Company have the sole power to dispose of 9,240,856 common shares. Neither FMR Corp. or Mr. Edward C. Johnson 3d has the sole power to vote or direct the voting of the common shares owned directly by the funds of Fidelity Management & Research Company. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,250,440 of our common shares as a result of serving as an investment manager of institutional accounts. Mr. Edward C. Johnson 3d and FMR Corp., through control of Fidelity Management Trust Company, each has sole dispositive power over 1,250,440 common shares and sole power to vote or direct the voting of 1,200,200 common shares, and no power to vote or direct the voting of 50,240 common shares owned by institutional accounts. Fidelity International Limited is the beneficial owner of 286,140 common shares. The address of each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Based on information filed by Wellington Management Company, LLP with the SEC on Schedule 13G on February 14, 2005. Based on the Schedule 13G, Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own 8,856,650 common shares that are held of record by its clients. The address of Wellington Management Company LLP is 75 State St., Boston, Massachusetts 02109.

(3)	Based on information filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. with the SEC on Schedule 13G on February 14, 2005. Based on the Schedule 13G, Mr. Charles Johnson and Mr. Rupert Johnson, Jr. may be deemed to share beneficial ownership of the 7,818,228 shares with Franklin Resources, Inc. by virtue of each owning in excess of 10% of the outstanding common stock of Franklin Resources, Inc. Franklin Resources, Inc. is a parent holding company and our common shares are held by certain of its investment advisory subsidiaries. These investment advisory subsidiaries have the following holdings: Franklin Advisers, Inc. has the sole power to vote or direct the vote of and dispose of 5,142,206 of such shares; Franklin Advisory Services, LLC has the sole power to vote or direct the vote of and dispose or direct the disposition of 2,210,000 of such shares and the power to dispose or direct the disposition of 2,214,500 of such shares; and Fiduciary Trust Company International has the sole power to vote or direct the vote of and dispose or direct the disposition of 461,522 of such shares. Based on the Schedule 13G, each of Franklin Resources, Inc., its investment advisory subsidiaries, Mr. Charles Johnson and Mr. Rupert Johnson, Jr. disclaim any economic interest or beneficial ownership of our common shares. The address of each of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., is One Franklin Parkway, San Mateo, California 94403.

AUDIT COMMITTEE REPORT

Bunge's audit committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is included as Appendix B to this proxy statement and is available on Bunge's website at www.bunge.com.

The audit committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.

Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

The audit committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the audit committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. The audit committee's charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.

The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2004. In addition, the audit committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors their written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Bunge and its management. The audit committee also considered whether the non-audit services provided by Deloitte & Touche LLP to Bunge during 2004 were compatible with their independence as auditors.

Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee

Bernard de La Tour d'Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Carlos Braun Saint
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS

General

Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005 and authorize our Board, acting through the audit committee, to determine the independent auditors' fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one-year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.

Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2004 and 2003, and breaks down these amounts by category of service:

	2004	2003
Audit Fees	$8,389,000	$6,543,000
Audit-Related Fees	209,000	277,000
Tax Fees	548,000	3,185,000
All Other Fees	0	49,000
Total	$9,146,000	$10,054,000

Audit Fees

Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

For 2004, audit-related fees principally included fees for employee benefit plan audits and statutory attestation services in Argentina. For 2003, audit-related fees principally included fees for employee benefit plan audits and Sarbanes-Oxley Section 404 advisory services.

Tax Fees

Tax fees in 2004 primarily related to services for tax compliance and preparation of employee expatriate tax returns. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings. Tax fees in 2003 related to services for tax compliance and tax planning and advice. Tax planning and advice services are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Tax fees paid to the Deloitte Entities for 2003 included $2,377,000 for tax planning and advice, which was principally related to the integration of Cereol S.A. and the formation of Solae Holdings LLC.

All Other Fees

No fees were paid to the Deloitte Entities in 2004 for any other professional services. Other fees paid in 2003 consisted of permitted non-audit services, which consisted primarily of a tax compliance software license.

Pre-Approval Policies and Procedures

The audit committee approves all audit services, audit-related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2004, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2005, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

RECOMMENDATION OF THE BOARD

Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2005 and the authorization of the Board, acting through the audit committee, to determine the independent auditors' fees.

PROPOSALS 3(A)-(G)
APPROVAL OF AMENDMENTS TO OUR BYE-LAWS AND THE AUTHORIZATION OF THE
BOARD TO APPOINT ADDITIONAL DIRECTORS FROM TIME TO TIME IN
ACCORDANCE WITH THE AMENDED BYE-LAWS

Shareholders are being asked to consider and approve the amendments to our bye-laws described in subsections (A) through (F) below and, subject to the approval of the amendment described in subsection (A), to authorize the Board to appoint additional directors from time to time in accordance with the amended bye-laws as described in subsection (G). Each of Proposals 3(A), (B), (C), (D) (E), (F), and (G) requires the separate approval of shareholders.

The proposed amendments are intended to accomplish the following main objectives:

(1)	to authorize the Board to determine the number of directors (within stipulated limits) from time to time, and to fill positions created by an increase in the size of the Board;

(2)	to clarify matters relating to the nomination of directors by shareholders and other proposals made by shareholders;

(3)	to clarify the manner in which directors are to be elected or appointed; and

(4)	to clarify matters relating to shareholder approval of certain common share issuances.

The general purpose behind the proposed amendments is to provide a well-functioning set of provisions that more closely aligns Bunge's bye-laws with provisions adopted by large U.S. publicly-traded companies with respect to the above matters. Particular attention was given to Delaware law, the jurisdiction of incorporation of many publicly traded companies.

While each of Proposals 3(A)-(G) requires the separate approval of shareholders, several of the proposed amendments have been designed to operate in an integrated manner and certain of the proposed amendments are conditioned on each other. If certain of the proposed amendments are approved by shareholders, but others are not, our objective to create this integrated framework may not be fully achieved. For example, as described in Proposal 3(A), bye-law 11 is proposed to be amended to move the requirements for shareholder nominations of directors to proposed new bye-law 35, as set forth in Proposal 3(B). As such, if Proposal 3(A) is approved by shareholders and Proposal 3(B) is not approved by shareholders, there will be no method under our bye-laws for shareholders to nominate directors. In addition, if Proposal 3(A) is not approved, Bunge will not amend its bye-laws as set forth in Proposal 3(B). Further, if the authorization set forth in Proposal 3(G) is not approved, Bunge will not amend bye-law 11(1) to include the power of the Board to appoint additional directors as described in Proposal 3(A).

Other proposed amendments are administrative or clarifying in nature as described below.

The full text of the proposed amended and restated bye-laws is attached to this Proxy Statement as Appendix C, and the proposed changes to the current bye-laws are marked. The Board has unanimously approved the proposed amendments to the bye-laws and recommends their approval by shareholders.

(A)	Number, Tenure and Election of Directors — Amendments to Bye-laws 11 and 41, as renumbered

Under our bye-laws, Bunge's shareholders must approve the proposed amendments to bye-law 11 and 41 (as renumbered) by the affirmative vote of not less than 66% of all issued and outstanding common shares. In addition to the matters set forth in the table below, bye-law 11 is also proposed to be amended so as to remove the requirements for shareholder nominations of directors from this bye-law. See Proposal 3(B) for a description of the proposed amendments relating to nomination of directors by shareholders to be set forth in new bye-law 35. The approval of the proposed amendment to bye-law 11(1) described below to authorize the Board to appoint additional directors from time to time is conditioned upon shareholder approval of the authorization set forth in Proposal 3(G). The following table provides a comparison of the material changes between the current bye-laws and the proposed amendments to the bye-laws.

Subject	Bye-law Number	Existing Bye-law Provisions	Proposed Bye-law Provisions
Number of Directors	11(1)	The Board is to consist of not less than five nor more than eleven directors, or such number in excess thereof as the Board and the shareholders may from time to time determine.
To provide flexibility to the Board to determine its appropriate size from time to time, the proposed amendment provides that the Board will consist of a minimum of seven and a maximum of fifteen directors. The Board will be authorized to fix the size of the Board within these limits and to fill positions resulting from an increase in the size of the Board by the affirmative vote of not less than 66% of the directors then in office. If this proposal is approved, shareholders would no longer have the right to determine, along with the Board, the number of directors if the Board size is fixed by the Board within the limits specified in our bye-laws. However, the power of the Board to determine its size from time to time and to fill newly created positions on the Board is consistent with bye-law provisions adopted by many publicly traded companies.
Tenure of Directors	11(3), 11(4)
The Board is divided into three classes which consist as nearly as possible of one third of the full Board. At each annual general meeting, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term.
Clarifies that the Board has the authority from time to time to fix the number of directorships in each class, provided that each class must consist as nearly as possible of one third of the full Board. At each annual general meeting, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term. In addition, at the direction of and in the sole discretion of the Board, directors may be elected at any general meeting to fill any vacancy or newly created directorship on the Board. Any person elected or appointed to a class of directors under the bye-laws will hold office for a term coinciding with the then remaining term of such class of directors.
Votes Required for Election of Directors	41(2)	Each nominee who receives a majority of votes cast in his favor is elected.

Clarifies that where the number of persons proposed for re-election or election as a director is greater than the number of directors to be elected, the persons receiving the most affirmative votes (up to the number of directors to be elected) will be elected as directors. A majority of the votes cast will not be a prerequisite to the election of directors in such cases.

(B)	Nomination of Directors by Shareholders — Addition of new Bye-law 35 and consequent renumbering of the bye-laws

Under our bye-laws, Bunge's shareholders must approve the proposed addition of new bye-law 35 (and the renumbering of the bye-laws as a consequence of such addition) by the affirmative vote of not less than 66% of all issued and outstanding common shares. As described above under Proposal 3(A), the proposed new bye-law 35 is intended to replace the procedures relating to nomination of directors by shareholders that are currently set forth in bye-law 11(2) of the existing bye-laws. The implementation of this proposal is conditioned upon shareholder approval of Proposal 3(A); therefore, if Proposal 3(A) is not approved by shareholders, Bunge will not amend its bye-laws as set forth in this proposal. The following table provides a summary of the material terms of proposed new bye-law 35.

Subject	Bye-law Number	Existing Bye-law Provisions	Proposed Bye-law Provisions
Nomination of Directors	35
		Under current bye-law 11(2), for a shareholder to propose a director for election, notice must be given to Bunge not later than (i) 90 days before the first anniversary of the last annual general meeting prior to the giving of the notice or (ii) 10 days after the notice of the meeting at which directors are to be elected, whichever is earlier.
			To correspond with standard publicly-traded company practice and SEC rules requiring nominating committees to disclose their procedures for considering shareholder nominations for director, the proposed new bye-law 35 contains specific procedures for such nominations, including the requirement that nominations for directors be received 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. See "Corporate Governance — Nomination of Directors" beginning on page 8 of this proxy statement for more information on the director nomination process.
			Only persons who are proposed and nominated in accordance with the bye-laws will be eligible for election as directors at any annual general meeting or special general meeting called for the purpose of electing directors. The Board or any shareholder who is a registered shareholder both on the record date for the determination of persons entitled to attend and vote at the general meeting and on the date of the giving of the notice of nomination provided for in the bye-laws may propose any persons for election as a director. The notice provisions specify the timing requirements and information that the shareholder must provide in connection with the nomination.
			While the addition of new bye-law 35 would alter the timing for shareholder nominations of directors by requiring shareholders to provide notice of a nomination earlier than required under our current bye-laws, the change is intended to facilitate the complete and informed consideration by the corporate governance and nominations committee of the qualifications of candidates nominated by shareholders sufficiently in advance of the distribution of Bunge's proxy statement for its next annual general meeting.

(C)	Requirements for Board Action — Amendments to Bye-laws 7, 15(2), 17 and 18(3)

Under our bye-laws, shareholders must approve the proposed amendments to bye-laws 7, 15(2), 17 and 18(3) by the affirmative vote of a majority of votes cast. The approval of Proposal 3(C) is not conditioned on the approval of any other proposed amendment to our bye-laws. The following table provides a comparison of the material changes between the current bye-laws 7, 15(2), 17 and 18(3) and the proposed amendments to those bye-laws.

Subject	Bye-Law Number	Existing Bye-law Provisions	Proposed Bye-law Provisions
Quorum for Board and Committee Meetings; Power to Act Where There is a Board
Vacancy	7, 15(2), 17	The quorum at Board meetings is five directors or such other number as determined by the shareholders. There is no quorum provision for committee meetings. The Board has the power to act, notwithstanding a vacancy on the Board, but if the number of directors is less than a quorum, the Board may act only to call a general meeting or preserve Bunge's assets.	The quorum necessary for meetings of the Board is a majority of the number of directors then in office. The quorum necessary for committee meetings will be a majority of the members of the committee. These provisions correspond to standard practice of publicly-traded companies. The proposed amendment deletes the limitation set forth in bye-law 15(2) on the Board's ability to act in the event of a Board vacancy, as the number of directors in office can no longer be less than a quorum.
Approval of Board
Resolutions	18(3)	A resolution put to a vote at a meeting of the Board is carried by the affirmative vote of a majority of the votes cast.	The proposed amendment clarifies that provisions of the Bermuda Companies Act and bye-law provisions that require a super-majority vote by the Board (such as proposed bye-law 11(1)) override the usual rule that a majority of the votes cast carry the Board resolution.

(D)	Shareholder Proposals — Amendments to Bye-laws 3(1), 3(2) and 34

Under our bye-laws, shareholders must approve the proposed amendments to bye-laws 3(1), 3(2) and 34 by the affirmative vote of a majority of votes cast. The approval of Proposal 3(D) is not conditioned on the approval of any other proposed amendments to our bye-laws. The following table provides a comparison of the material changes between our current bye-laws 3(1), 3(2) and 34 and the proposed amendments to those bye-laws.

Subject	Bye-law Number	Existing Bye-law Provisions	Proposed Bye-law Provisions
Shareholder
Proposals	34, 3(1), 3(2)	Bye-law 3 limits the power of the Board to manage the business of the Company by making the Board's powers subject to directions prescribed by shareholders at general meetings. However, there are no procedures set forth in our bye-laws by which shareholders can make proposals for consideration at general meetings.	To specify the shareholder proposal process, the proposed amendments to bye-law 34 contain provisions that correspond to the SEC's rules on the timing of proposals and to similar provisions adopted by other publicly-traded companies.
Shareholder proposals must be made not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting, with additional provisions if the meeting date moves by more than 30 days from the date contemplated in the prior year's proxy statement or if the meeting is a special general meeting. The provisions specify information that the shareholder must include with a notice of proposal.
The proposed amendments to bye-laws 3 and 34 also clarify that the only matters that may be proposed by shareholders at general meetings are limited to those that are reserved for shareholder action under Bermuda law and our bye-laws. As a related matter, the proposed amendments to bye-law 3 clarify the Board's power to manage the Company in a manner appropriate for a large publicly-traded company. The methods by which shareholders will be able to make proposals for consideration at general meetings are now specified in bye-law 34 as described above.

(E)	Shareholder Approval of Common Share Issuances —Amendments to Bye-law 49(3), as renumbered

Under our bye-laws, shareholders must approve the proposed amendments to bye-law 49(3) by the affirmative vote of not less than 66% of votes cast. The approval of Proposal 3(E) is not conditioned on the approval of any other proposed amendments to our bye-laws. The following table provides a comparison of the material changes between our current bye-law 49(3) and the proposed amendments to that bye-law.

Subject	Bye-law Number	Existing Bye-law Provisions	Proposed Bye-law Provisions
Shareholder Approval of Certain Common
Share Issuances	49(3)	Prior to becoming subject to SEC reporting requirements applicable to U.S. domestic public companies, Bunge, as a foreign private issuer, was not subject to NYSE requirements for shareholder approval prior to certain common share issuances. However, Bunge voluntarily adopted a bye-law provision requiring Bunge to comply with shareholder approval requirements of any exchange on which its shares are listed, including those under Section 312.03(c) of the NYSE Listed Company Manual. Section 312.03(c) of the NYSE Listed Company Manual requires that shareholder consent be obtained prior to certain issuances of common shares or securities convertible into common shares representing 20% or more of the then issued and outstanding common shares. However, the bye-laws further provide that this 20% limitation will apply to Bunge notwithstanding any modification of this limitation by the NYSE.	In connection with becoming subject to SEC reporting requirements applicable to U.S. domestic public companies, Bunge also became subject to NYSE requirements for shareholder approval prior to certain common share issuances. The requirement to comply with the shareholder approval requirements of any exchange on which our common shares are listed will be retained in the bye-laws without further restrictions relating to future modifications of these requirements by the NYSE.

(F)	Definition of Rights Agreement — Amendments to Bye-laws 1(1), 49(4) and 50(2), as renumbered, where applicable

Under our bye-laws, shareholders must approve the proposed amendments to bye-laws 1(1), 49(4) and 50(2) by the affirmative vote of not less than 66% of votes cast. The approval of Proposal 3(F) is not conditioned on the approval of any other proposed amendments to our bye-laws. The following table provides a comparison of the material changes between our current bye-laws 1(1), 49(4) and 50(2) and the proposed amendments to those bye-laws.

Subject	Bye-law Number	Existing Bye-law Provisions	Proposed Bye-law Provisions
Definition of "rights
agreement"	1(1), 49(4), 50(2)	The bye-laws refer to Bunge's rights agreement as originally adopted.	Clarifies that the rights agreement for purposes of the bye-laws is the rights agreement, as amended from time to time.

(G)	Authorization of the Board to appoint additional directors from time to time in accordance with proposed bye-law 11(1).

Subject to the approval of the amendments to our bye-laws set out above in Proposal 3(A), shareholders are being asked to consider and approve the authorization of the Board to appoint additional directors from time to time in accordance with proposed bye-law 11(1) whenever the size of the Board is increased pursuant to that provision of the amended bye-laws. Bermuda law requires that this proposal be separately approved by the affirmative vote of a majority of votes cast. The implementation of this proposal is conditioned upon shareholder approval of Proposal 3(A) above. Therefore, only if Proposal 3(A) is approved by the requisite vote described therein, and this proposal is approved as set forth in the preceeding sentence, will this proposal be deemed approved. Similarly, if Proposal 3(A) is approved by shareholders but this proposal is not, the proposed amendments to bye-law 11(1) authorizing the Board to appoint additional directors from time to time set forth in Proposal 3(A) will not become effective.

RECOMMENDATION OF THE BOARD

The Board has approved the proposed amendments to our bye-laws as described above and as set forth in the amended and restated bye-laws attached hereto as Appendix C, and recommends that shareholders vote FOR each of Proposals 3(A), (B), (C), (D), (E), (F) and (G).

PROPOSAL 4
APPROVAL OF THE BUNGE LIMITED ANNUAL INCENTIVE PLAN AND
MATERIAL TERMS OF EXECUTIVE OFFICER PERFORMANCE MEASURES FOR PURPOSES OF SECTION 162(M) OF THE CODE

United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to the Chief Executive Officer and the four most highly paid executive officers unless such payments are "performance-based" as defined in Section 162(m) of the Code. One of the requirements for compensation to be performance-based under Section 162(m) is that the Company must obtain shareholder approval every five years of the material terms of performance goals for such compensation.

In this proposal, the Board is requesting shareholder approval of the Bunge Limited Annual Incentive Plan (the "AIP") and the material terms of the performance measures that will be used for executive compensation awarded under the AIP and the Equity Incentive Plan (previously approved by Bunge shareholders most recently in 2003), to preserve Bunge's ability to receive tax deductions for executive compensation awarded under the AIP or for performance-based awards granted under the Equity Incentive Plan pursuant to Section 162(m) of the Code. Although Section 162(m) limits the deductibility for compensation paid to the five most highly paid executive officers, the performance measures discussed in this proposal will be applied to all executive officers who participate either in the AIP or the Equity Incentive Plan in the event that one or more of them should become one of the five most highly compensated executives during the five-year period covered by this proposal.

The AIP was adopted by the Board, subject to the approval of shareholders. The material terms of the AIP and the performance measures that will be used for compensation awarded under the AIP and the Equity Incentive Plan are summarized below.

AIP

Purpose.    The purposes of the AIP are to (i) provide greater motivation for certain employees of Bunge and its subsidiaries to attain and maintain the highest standards of performance, (ii) attract and retain employees of outstanding competence and (iii) direct the energies of employees towards the achievement of specific business goals established for Bunge and its subsidiaries. The complete text of the AIP is set forth in Appendix D to this proxy statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix D.

Administration.    The AIP will be administered by the members of the compensation committee of the Board who are deemed to be "outside directors" within the meaning of Section 162(m) of the Code. The determinations of the compensation committee are final, binding and conclusive upon all persons.

Eligibility and Participation.    Each employee who is recommended by the Chief Executive Officer to participate in the AIP and is approved by the compensation committee, or is included in the AIP by the compensation committee, is eligible to participate in the AIP for the relevant calendar year.

To meet the requirements of Section 162(m), certain more restrictive provisions of the AIP apply only to "executive officers" who participate in the AIP. For purposes of the AIP, "executive officers" will be those employees designated by the compensation committee from year to year for purposes of qualifying payouts under the AIP for exemption from Section 162(m).

Award Determination.    Prior to each calendar year, or as soon as practicable thereafter, the compensation committee will establish performance goals that may be based on any combination of company and individual performance measures. Company performance measures with respect to executive officers, as designated by the compensation committee, will be determined annually from among performance measures listed on Appendix A to the AIP, attached to this proxy statement as Appendix D. The company performance measures used in 2005 for the AIP will be based upon return on net assets and income from continuing operations for each Named Executive Officer except for Mr. Gwathmey. Mr. Gwathmey's 2005 performance measures for the AIP will be based upon return on net assets and operating profit of the business unit for which he is responsible. Prior to each fiscal year, or as soon as practicable thereafter, the compensation committee will also establish, for each job classification, various levels of award payments depending upon the level of achievement of the performance measures and the participant's base salary. Final awards will be based on the level of achievement of the performance measures, the participant's job classification and the predetermined award payout levels. Except with respect to executive officers, the compensation committee has the discretion to adjust performance goals and payout levels during a calendar year. With respect to executive officers, the compensation committee can reduce or eliminate the amount of the final award and can exercise such other discretion as on the advice of tax counsel will not adversely affect the deductibility for federal income tax purposes of any amount paid under the AIP. The maximum amount payable under the AIP to a participant for any calendar year will be $4,000,000.

Payments.    All awards will be payable in cash as soon as practicable after the end of the calendar year and after the compensation committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied, but in no event later than March 15th of the relevant calendar year.

Termination of Employment.    In the event of a participant's death, disability or retirement, the final award of such participant will be reduced to reflect participation prior to the termination only. In the event of any other kind of termination of service, the participant's award for the year of termination will be forfeited; provided, however, that the compensation committee has the discretion to pay a partial award for the portion of the year that the participant was employed by Bunge.

Duration of the AIP.    The AIP will remain in effect from January 1, 2005, subject to approval by Bunge's shareholders, and continue until December 31, 2010, unless terminated earlier by the compensation committee.

Amendment.    The compensation committee may, at any time, amend any or all of the provisions of the AIP or suspend or terminate it entirely. No amendment, suspension or termination may reduce the rights of a participant under an award without the participant's consent.

Performance Measures for AIP.    If the shareholders approve this proposal, the financial and non-financial performance measures attached as Appendix A to the AIP (Appendix D to this proxy statement) and certain individual performance measures will constitute the framework within which the compensation committee will set specific performance goals for the awards granted under the AIP between the dates of 2005 and 2010, and therefore preserve Bunge's ability to obtain tax deductions for such compensation. The performance criteria for each calendar year may be based upon the performance of Bunge, a participating subsidiary or business unit and may be applied either alone or relative to the performance of individual measures, using one or a combination of the performance measures listed on Appendix A to the AIP.

New Plan Benefits.    No bonuses under the AIP have yet been earned by any employee of Bunge, as the performance periods have not yet passed. We cannot determine what amounts would have been paid under the AIP in 2004 had the AIP been in effect. In addition, the amount of the awards which ultimately may be payable for calendar year 2005 (or any subsequent year) cannot be determined at this time. However, no award for 2005 (or any subsequent year) will exceed the plan limit specified above.

Equity Incentive Plan

Performance-Based Restricted Stock Units under the Equity Incentive Plan.    If this proposal is approved, subsequent performance-based restricted stock units awards granted between 2005 and 2010 would be based upon achievement of certain pre-established performance measures and, therefore, would preserve Bunge's ability to receive tax deductions for such compensation. Generally, performance-based restricted stock units awards vest after the completion of a three-year performance period upon Bunge's satisfaction of the pre-established performance measures relating to Bunge's cumulative diluted earnings per share or cumulative operating profit, as applicable. The performance criteria for each calendar year may be based upon the performance of Bunge, a participating subsidiary or business unit in relation to one or more of the financial performance measures listed on Appendix A of the AIP attached to this proxy statement as Appendix D.

The 2005 performance measures for the performance based restricted stock units awarded to our executive officers under the Equity Incentive Plan will be based upon the cumulative earnings per share of Bunge for the three-year performance period beginning on January 1, 2005. Awards of performance-based restricted stock units that vest under the Equity Incentive Plan may be settled either in cash or in Bunge common shares, at the participant's election, in the discretion of the compensation committee. However, beginning with the performance-based restricted stock units granted in 2005, vested performance-based restricted stock units will be settled in Bunge common shares only. Performance-based restricted stock units awards under the Equity Incentive Plan are also subject to a risk of forfeiture upon certain kinds of employment terminations during the vesting period. At the compensation committee's discretion, a participant may also receive dividend equivalent payments that are credited to each participant's account and paid in whole at the time the award is settled. The number of restricted stock units to be awarded in 2005 (or any subsequent years) cannot be presently determined.

RECOMMENDATION OF THE BOARD

The Board has approved the Bunge Limited Annual Incentive Plan and recommends that shareholders vote FOR the approval of the Bunge Limited Annual Incentive Plan and material terms of executive officer performance measures for purposes of Section 162(m) of the Code.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

In 2000, Mutual Investment Limited, our former parent company prior to our 2001 initial public offering, contributed $126 million of capital to us in the form of a long-term secured note. In June 2003, we received $55 million from Mutual Investment Limited, as final payment on this long-term secured note. In addition, in 2003 we recorded interest income of $1 million pertaining to this long-term secured note. In July 2004, Bunge purchased a wheat mill in Brazil from Mutual Investment Limited for approximately $2 million.

Prior to our initial public offering, we entered into an administrative services agreement with Mutual Investment Limited under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communication and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. In 2004, Mutual Investment Limited paid us $623,000 under this agreement.

We have sold soybean meal and fertilizer products at market prices to Seara Alimentos S.A. ("Seara"), a former subsidiary of Mutual Investment Limited engaged in meat and poultry production. The amounts of these sales were $10 million for the year ended December 31, 2004, $6 million in 2003 and $4 million in 2002. In the third quarter of 2004, Mutual Investment Limited agreed to sell its interest in Seara to a third party. The sale was consummated in the first quarter of 2005.

In December 2003, we sold an inactive Netherlands subsidiary to Mutual Investment Limited for $64,000, its estimated fair value, in connection with a reorganization of certain of Mutual Investment Limited's investments.

Other Relationships

We purchase agricultural commodity products in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non-management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arms-length business terms based on market prices. In 2004, none of these transactions were significant, either individually or in the aggregate, and all fell within the categorical standards for director independence set forth in this proxy statement.

COMPARATIVE PERFORMANCE OF OUR COMMON SHARES

The performance graph shown below compares the quarterly change in cumulative total shareholder return on our common shares with the Standard & Poor's (S&P) 500 Stock Index and the S&P Food Products Index from August 2001, when we completed our initial public offering, through the quarter ended March 31, 2005. The graph sets the beginning value of our common shares and the Indices at $100, and assumes that all dividends are reinvested. All Index values are weighted by the capitalization of the companies included in the Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of June 21, 2004, Bunge became subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares became obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.

Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act, except that in March 2005 a Form 4 reporting a change in Alberto Weisser's ownership was filed one day late due to technical problems experienced with the filing.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

To be considered for inclusion in Bunge's proxy statement for the 2006 Annual General Meeting of Shareholders, presently anticipated to be held on May 26, 2006, shareholder proposals must be received by Bunge no later than December 16, 2005. In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

If the proposed amendments to the bye-laws regarding shareholder proposals as set out in this proxy statement are approved, shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2006 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2006 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2006 Annual General Meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge's registered office listed above, with a copy to us at 50 Main Street, White Plains, New York, 10606, U.S.A., Attention: Investor Relations, not later than December 16, 2005.

In addition, shareholders may also submit proposals on matters appropriate for shareholder action at the 2006 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2006 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

DIRECTIONS TO ANNUAL GENERAL MEETING

The Annual General Meeting will be held at 10:00 a.m., New York City time, on May 27, 2005 at the Sofitel Hotel, 45 West 44th Street, in New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, are available to shareholders free of charge on our website at www.bunge.com under the captions "About Bunge—Investor Information—SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

OTHER MATTERS

We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

By order of the Board of Directors.

James Macdonald Secretary

Hamilton, Bermuda
April 15, 2005

APPENDIX A

BUNGE LIMITED

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted these guidelines to reflect the Company's commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I.	Director Responsibilities

A.	Basic Responsibilities

The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board's responsibilities include regularly evaluating the strategic direction of the Company, management's policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company's officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

B.	Board and Committee Meetings; Attendance at Shareholder Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company's shareholders.

C.	Meetings of Non-Management Directors

The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate.

The non-management directors shall, from time to time, designate a director from among their number to preside at executive sessions of the non-management directors.

D.	Communications with Directors

To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company's website.

E.	Board Interaction with Institutional Investors, Research Analysts and Media

As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II.	Composition and Selection of the Board

A.	Size and Composition of the Board

The current size of the Board is 11, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

B.	Board Membership Criteria

It is the policy of the Board that the Board at all times reflect the following criteria:

Each director will at all times exhibit high standards of ethics, integrity commitment and accountability and should be committed to promoting the long-term interests of the Company's shareholders.

The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company's operations and interests.

The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

C.	Independence of Directors

The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

Whether directors are independent will be reviewed annually in connection with the preparation of the Company's proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board's evaluation of such director's independence.

D.	Membership on Other Boards, Interests in Competitors

Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company's competitors in its principal lines of business.

E.	Sale and Purchase of Company Securities

Directors must comply with the terms of the Company's Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company's Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

F.	Changes in Current Job Responsibility

Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company's competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

G.	Term Limits and Mandatory Retirement

The Board has not established any term limits to an individual's membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III.	Board Committees

A.	Composition and Responsibilities

The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Management Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

B.	Charters

The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Management Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV.	Director Access to Officers, Employees and Independent Advisors

A.	Access to Management and Employees

Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management's oversight responsibility.

B.	Access to Independent Advisors

The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee's charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V.	Director Orientation and Continuing Education

All new directors will receive these Corporate Governance Guidelines and will participate in the Company's orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company's business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI.	Director Compensation

The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company's policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

The Board believes that director stock ownership helps to align the interests of directors with those of the Company's shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company's deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least three times the annual retainer fee paid by the Company to its non-employee directors.

VII.	Chief Executive Officer Evaluation and Management Succession

The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer. The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII.	Annual Performance Evaluation

The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX.	Director Insurance, Indemnification and Exculpation

The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors' and officers' liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company's Memorandum of Association and Bye-laws.

Annex A

Categorical Standards of Director Independence

In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

(1)    A director will not be independent if:

•	the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

•	(i) the director or the director's immediate family member is a current partner of a firm that is Bunge's external auditor; (ii) the director is a current employee of such firm; (iii) the director has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

•	a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

•	the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $100,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

•	the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

(2)    In addition, in order to assist it in determining what constitutes a material relationship, the board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

•	the director or the director's immediate family member is a director or executive officer of, or employed by, another company that that sells to or purchases from Bunge agricultural commodity, fertilizer or other products sold by Bunge in the ordinary course of business, provided that such transactions are on arm's length terms,

•	the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products sold by Bunge in the ordinary course of business, provided that such transactions are on arm's length terms, and

•	transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.

For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

APPENDIX B

BUNGE LIMITED

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee assists the Board in fulfilling its responsibility for oversight of (1) the independent auditor's qualifications, independence and performance, (2) the quality and integrity of the Company's financial statements and related disclosure, (3) the performance of the Company's internal audit and control functions and (4) the Company's compliance with legal and regulatory requirements. It may also have other duties as may from time to time be assigned to it by the Board.

Committee Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board.

2.	Qualifications. Each member of the Committee shall meet all independence, financial literacy and other requirements of law and the New York Stock Exchange applicable to listed U.S. companies. At least one member shall meet the definition of "audit committee financial expert," as required by the applicable Securities and Exchange Commission rules.

3.	Chair. The Chair of the Committee shall be appointed by the Board.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board. In addition, membership on the Committee shall automatically end at such time as the Board determines that a member ceases to be an independent member of the Board.

5.	Membership on Other Audit Committees. No member of the Committee will be permitted to serve simultaneously on the Committee and the Audit Committees of more than two other public companies without the prior approval and authorization of the Board.

Committee Meetings

1.	Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Meetings of the Committee may be held in person or by conference call. The Committee shall, on a periodic basis, meet separately with management, the general counsel or his designee and the internal audit staff. The Committee shall also periodically meet separately with the independent auditor.

2.	Agenda. The Chair of the Committee shall develop and set the Committee's agenda, in consultation with the other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall be circulated to all Board members in advance of the meeting.

3.	Report to the Board. The Committee shall report regularly to the Board and submit to the Board the minutes of the Committee's meetings.

4.	Performance Evaluation; Assessment of Charter. The Committee shall annually conduct a performance evaluation and shall report to the Board the results of the evaluation. The Committee shall review and assess the adequacy of this Charter annually and recommend any changes to the Board.

Authority and Duties

Independent Auditor's Qualifications, Independence and Performance

1.	The Committee shall be directly responsible for the appointment, retention and replacement of the independent auditor engaged by the Company to audit its financial statements for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, subject to any required shareholder approval. The Committee shall be responsible for establishing the compensation of the independent auditor and for overseeing its work (including resolution of disagreements between management and the independent auditor regarding financial reporting), and the independent auditors will report directly to the Committee.

2.	The Committee shall have the sole authority to preapprove any audit or permissible non-audit services to be provided by the independent auditor. The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to any audit or permissible non-audit services performed by the independent auditor.

3.	The Committee shall obtain and review with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor's independence) all relationships between the independent auditor and the Company. The Committee shall, in addition to assuring the required rotation of the lead and concurring audit partners and certain other audit partners, consider whether there should be regular rotation of the audit firm.

4.	The Committee shall at least annually review the experience, qualifications and performance of the senior members of the independent auditor team.

5.	The Committee shall preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company's "audit engagement team," as defined by the Sarbanes-Oxley Act and the Securities and Exchange Commission rules promulgated thereunder, during the preceding 24 months. In addition, the Committee shall preapprove the hiring of any employee or former employee of the independent auditor (employed within the preceding 24 months) for senior positions within the Company.

Quality and Integrity of Financial Statements and Related Disclosure

1.	The Committee shall meet to review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," before the filing of the Company's Form 10-K and Forms 10-Q.

2.	The Committee shall review, or may appoint one of its members to review, with management earnings press releases for the prior period before they are issued. The Committee shall discuss generally with management the type and presentation of the financial information and earnings guidance to be disclosed to analysts and rating agencies.

3.	The Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, including any significant changes in the Company's selection or application of accounting principles, (b) all alternative treatments of financial information that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management's response.

4.	The Committee shall review with management, and any outside professionals as the Committee considers appropriate, management's assessment of the effectiveness of the Company's disclosure controls and procedures.

5.	The Committee shall review with management, the independent auditors and any outside professionals as the Committee considers appropriate, (a) important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods of applying generally accepted accounting principles on the Company's financial statements.

6.	The Committee shall prepare the report required by the Securities and Exchange Commission for the Company's annual proxy statement.

Performance of Internal Audit and Control Functions

1.	The Committee shall review with management, the director of internal audit and the independent auditor the quality, adequacy and effectiveness of the Company's "internal control over financial reporting," including, without limitation, reports regarding (a) any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting, (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting and (c) any special audit steps adopted in light of identified control deficiencies.

2.	The Committee shall review and discuss management's report on the Company's internal control over financial reporting and the independent auditor's attestation report regarding management's report to be included in the Company's Form 10-K.

3.	The Committee shall review with management, the director of internal audit and the independent auditor the scope, planning and staffing of the proposed audit for the upcoming year. The Committee shall also review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the director of internal audit.

4.	The Committee shall review the Company's guidelines and policies on risk assessment and risk management and shall discuss with management any major financial risk exposures and the steps management has taken to monitor and control such exposures, recognizing that the Finance and Risk Management Committee has primary responsibility for the oversight of such guidelines and policies.

Compliance with Legal and Regulatory Requirements

1.	The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

2.	The Committee shall review with the general counsel or his designee the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory requirements. The Committee shall also review the legal and compliance function's organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the general counsel. The Committee shall also obtain reports from management, and, as appropriate, outside legal counsel, on compliance with all applicable legal and regulatory requirements, including the Foreign Corrupt Practices Act.

3.	The Committee shall establish and oversee the Company's procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform any other functions it may find necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee shall have the power to retain legal counsel, accounting professionals or other advisors, as it deems necessary, after prior consultation with the Chairman of the Board and CEO, if consultation is judged appropriate by the Committee.

Funding

The Company will provide appropriate funding, as determined by the Committee, for payment of:

1.	Compensation to the Company's independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation to any advisors employed by the Committee under the immediately preceding paragraph; and

3.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Clarification of Audit Committee's Role

The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare financial statements in accordance with applicable law and regulations and of the Company's independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee members by those persons or organizations.

APPENDIX C

AMENDED AND RESTATED
BYE-LAWS OF
BUNGE LIMITED

INTERPRETATION

1.	Interpretation

(1)    In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

(a)	"Act" means the Companies Act 1981 as amended or re-enacted from time to time;

(b)	"Auditor" includes any individual or partnership or any other person;

(c)	"Board" means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(d)	"Company" means Bunge Limited, being the company for which these Bye-laws are approved and confirmed;

(e)	"Director" means a director of the Company;

(f)	"Group" means the Company and every company and other entity which is for the time being controlled by the Company (for these purposes, "control" means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

(g)	"Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(h)	"notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(i)	"Officer" means any person appointed by the Board to hold an office in the Company;

(j)	"Register of Directors and Officers" means the register of Directors and Officers referred to in these Bye-laws;

(k)	"Register of Members" means the principal register and, where applicable, any branch register of Members referred to in these Bye-laws;

(l)	"Registration Office" means such place as the Board may from time to time determine to keep a branch register of Members and where (except in cases where the Board otherwise directs) the transfers or other documents of title may be lodged for registration;

(m)	"Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

(n)   "Rights Agreement" means the Company's rights agreement of August 1, 2001 as amended and restated by an agreement dated as of May 30, 2003, as the same may be amended, restated and/or replaced from time to time; and

(o)	"Secretary" means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.

(2)    In these Bye-laws, where not inconsistent with the context:-

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine gender;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the word:–

(i)	"may" shall be construed as permissive;

(ii)	"shall" shall be construed as imperative; and

(e)	unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3)    In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4)    In these Bye-laws headings are used for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.	Management of the Company

(1)    In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the ~~Company in general meeting~~ Members subject, nevertheless, to these Bye-laws, and the provisions of any statute ~~and to such directions as may be prescribed by the Company in general meeting~~.

(2)    No ~~regulation or~~ alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3)    The Board may from time to time appoint a chief executive officer who shall, subject to the control of the Board, supervise and administer the general business and affairs of the Company.

4.	Power to appoint manager

The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

5.	Power to authorise specific actions

The Board may from time to time and at any time authorise any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

6.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

7.	Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The quorum necessary for the transaction of business at a meeting of any such committee shall be a majority of the members of the committee then in office. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

8.	Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9.	Power to borrow and charge property

Subject to the requirements of any exchange on which the shares of the Company are listed, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.	Exercise of power to purchase shares of or discontinue the Company

(1)    The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to section 42A of the Act.

(2)    The Board may, with the approval of a resolution of the Members, exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to section 132G of the Act.

11.	~~Election~~ Number and Tenure of Directors

(1)    The Board may from time to time determine the total number of directorships, which shall not be less than seven nor more than fifteen. Any increase or decrease in the number of directorships shall require the affirmative vote of not less than 66 percent of the Directors then in office. The Board shall have the authority to appoint persons to fill newly created directorships, provided that any such appointment shall require the affirmative vote of not less than 66 percent of the Directors then in office.

~~(1)    The Board shall consist of not less than five Directors and not more than eleven Directors or such number in excess thereof as the Board and the Members may from time to time determine. No more than the lesser of (a) one-third of the Directors and (b)~~

(2)    No more than two of the Directors shall be employees of the Company or any other entity in the Group.

        (3)    The Directors shall be divided into three classes designated Class I, Class II and Class III. ~~Each class of Directors shall~~ The Board shall have the authority from time to time to fix the number of directorships in each class, provided that each class must consist, as nearly as possible, of one-third of the total number of ~~Directors constituting the entire Board. At the general meeting at which these Bye-laws are adopted, the Class I Directors shall be elected for a three year term of office, the Class II Directors shall be elected for a two year term of office and the Class III Directors shall be elected for a one year term of office. At each succeeding~~ directorships. If the total number of directorships is changed, any newly created directorships or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. In no case shall a decrease in the total number of directorships or change in the number of directorships in any class shorten the term of any Director then in office.

        (4)    At each annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. ~~If the number of Directors is~~

 ~~changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy~~ In addition, at the direction of and in the sole discretion of the Board, Directors may be elected at any general meeting called for the purpose to fill any newly created directorships on the Board arising under Bye-law 11(1) or any vacancy on the Board arising under Bye-law 15(3) or otherwise. Any person elected or appointed to a class of Directors in accordance with these Bye-laws shall hold office for a term that shall coincide with the then remaining term of ~~the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.~~ such class of Directors. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 15(3).

        ~~(2)    Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. That notice must be given not later than (a) 90 days before the first anniversary of the last annual general meeting prior to the giving of the notice or (b) 10 days after the notice of the meeting at which Directors are to be elected is given, whichever is the earlier.~~

12.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

13.	Alternate Directors

No Director may appoint a person or persons to act as a Director in the alternative to himself.

14.	Removal of Directors

(1)    Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and a summary of the facts justifying the removal and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

(2)    Subject to any provisions to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a director without cause by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question, provided that the notice for any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

(3)    A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) or sub-paragraph (2) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

15.	Vacancies on the Board

(1)    The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring pursuant to subparagraph (3) of this Bye-law.

(2)    The Board may act notwithstanding any vacancy in its number ~~but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the~~

 ~~transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.~~

(3)    The office of Director shall be vacated if the Director:-

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his office by notice in writing to the Company.

16.	Notice of meetings of the Board

(1)    A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

(2)    Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

17.	Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be ~~five~~ a majority of the number of Directors ~~or such other number as determined by the Company in general meeting~~ then in office.

18.	Meetings of the Board

(1)    The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)    Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)    ~~A~~Subject to the provisions of the Act and these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and, in the case of an equality of votes, the resolution shall fail.

19.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

20.	Contracts and disclosure of Directors' interests

(1)    Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

(2)    A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3)    Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

(4)    If a declaration is made pursuant to this Bye-law by the chairman of the relevant Board meeting, he shall not act as chairman in respect of the conduct of the business at the meeting in which he is interested and the other Directors shall appoint a chairman (who is not so interested) to act as chairman in respect of that business. The chairman so appointed may determine whether to disqualify a Director or not under the provisions of sub-paragraph (3) of this Bye-law. After the business in which he is interested has been concluded, the chairman of the relevant Board meeting shall resume his position as chairman of the meeting.

21.	Remuneration of Directors and Members of Committees

The remuneration (if any) of the Directors and of any members of any committees appointed by the Board shall be determined by the Board and shall be deemed to accrue from day to day. The Directors and members of committees may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors or committee members generally.

OFFICERS

22.	Officers of the Company

The Officers of the Company shall consist of a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

23.	Appointment of Officers

(1)    The Board shall appoint a Chairman and a Deputy Chairman, who shall be Directors, for such term as the Board may by resolution determine. The Chairman and Deputy Chairman of the Board shall hold office until their term of office expires whereupon they shall retire from office but shall be eligible for re-election by the Board. The Board may at any time by resolution dismiss the Chairman or Deputy Chairman respectively and may appoint another Director to the vacated office. The Board may by resolution appoint a Director to fill the office of Chairman or Deputy Chairman vacated by the death or resignation of the existing incumbent.

(2)    The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

24.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

25.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

26.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present and in his absence the Deputy Chairman, if present, shall act as chairman. In the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

28.	Obligations of Board to keep minutes

(1)    The Board shall cause minutes to be duly entered in books provided for the purpose:-

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

(2)    Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

29.	Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 29 and 30, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

30.	Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

31.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year at such time and place as the Chairman or the Board shall appoint. At least 21 days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat (if applicable), and as far as practicable, the other business to be conducted at the meeting.

32.	Notice of special general meeting

The Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 21 days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

33.	Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

34.	Meeting called on requisition of Members and Member Proposals

(1)    Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

(2)    In addition to any rights of Members under the Act, business which may be properly moved by a Member at a general meeting, other than the nomination of persons for election as Directors, may be proposed to be brought before any annual general meeting of the Company, or any special general meeting of the Company by any person who: (i) is a Member on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

(3)    In addition to any other applicable requirements, for business to be proposed by a Member pursuant to paragraph (2) of this Bye-law, notice must be must be given in writing and in proper form to the Secretary of the Company at the Company's registered office not later than 120 days before the first anniversary of the date on which the Company's proxy statement was distributed to Members in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given prior to the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of a special general meeting, such notice must be given prior to the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting

        (4)    To be in proper written form, a notice given to the Secretary pursuant to paragraph (3) of this Bye-law must set forth as to each matter such Member proposes to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and registered address of such Member, (iii) the class or series and number of shares of the Company which are registered in the name of such Member, (iv) a description of all arrangements or understandings between such Member and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business, (v) a representation that such Member intends to appear in person or by proxy at the General Meeting to bring such business before the general meeting, and (vi) a statement in support of the matter.

35.	Nomination of Directors

        (1)    Only persons who are nominated in accordance with this Bye-law shall be eligible for election as Directors at any general meeting called for the purpose. The Board may nominate persons for election as Directors. Any Member who is a Member both on the record date for the determination of persons entitled to attend and vote at such general meeting and on the date of the giving of the notice provided for in this Bye-law may nominate persons for election as Directors. Where a Member wishes to nominate any person for election as a Director, notice as required by Bye-laws 35(2) and (3) must be given to the Company.

        (2)    Any notice of a nomination of a person by a Member for election as a Director at an annual general meeting must be given in writing to the Secretary of the Company at the Company's registered office not later than 120 days before the first anniversary of the date on which the Company's proxy statement was distributed to Members in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than thirty days from the date contemplated in the prior year's proxy statement, the notice must be given prior to the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a Member for election as a Director at a special general meeting, such notice must be given prior to the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting.

        (3)    Such notice must include, as to each person whom the Member nominates for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit such nominee's ability to fulfil their duties of office). The Company may require any nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such nominee to serve as a Director of the Company.

36.    Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

~~36.~~37.    Postponement and Cancellation of meetings

The Secretary may postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

~~37.~~38.    Quorum for general meeting

At any general meeting of the Company two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of one-half of such of the paid-up share capital of the Company as at the date of the general meeting carries the right to vote at general meetings of the Company shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

~~38.~~39.    Adjournment of meetings

(1)    The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting.

(2)    Unless the meeting is adjourned to a specific date, time and place, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

~~39.~~40.    Written resolutions

(1)    Subject to subparagraph (6) of this Bye-law, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2)    A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3)    For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4)    A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5)    A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

(6)    This Bye-law shall not apply to:-

(a)	a resolution passed pursuant to section 89(5) of the Act; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

~~40.~~41.    Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

~~41.~~42.    Voting at meetings

(1)    Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2)    Where the number of persons validly nominated for re-election or election as Directors at any general meeting called for the purpose is greater than the number of Directors to be elected, the persons receiving the most affirmative votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

(3)    No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

~~42.~~43.    Voting by poll

(1)    At any general meeting of the Company, all resolutions and all questions proposed for the consideration of the Members shall be decided on a poll.

(2)    Where a poll is taken, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share entitled to be voted on such matter of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in Bye-~~L~~law ~~44~~45 and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

~~43.~~44.    Manner of taking a poll

A poll taken in accordance with the provisions of Bye-law ~~42~~,43, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken at such meeting in such manner and at such time and place as the chairman of the meeting (or acting chairman) may direct and any business other than that upon which a poll is to be taken may be proceeded with pending the taking of the poll.

~~44.~~45.    Ballot procedures

Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted as the chairman of the meeting may direct and in default of any direction by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

~~45.~~46.    Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

~~46.~~47.    Instrument of proxy

(1)	A Member may appoint a proxy by (a) instrument in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto or in such other form as the Board may determine from time to time, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointer is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney, or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

(2)	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

(3)	Delivery of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting and, in such event, the proxy shall be deemed to be revoked.

(4)	A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

(5)	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

~~47.~~48.    Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorized representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

~~48.~~49.    Security at General Meetings

The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

SHARE CAPITAL AND SHARES

~~49.~~50.    Rights of shares

(1)    At the date these Bye-laws are adopted, the share capital of the Company shall be divided into two classes: 240,000,000 common shares having a par value of US$0.01 each (the "Common Shares"), and 10,000,000 preference shares having a par value of US$0.01 each (the "Preference Shares").

(2)    The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

(3)    Subject to these Bye-laws and the requirements of any exchange on which the shares of the Company are listed ~~(including for this purpose Section 312.03(c) of the New York Stock Exchange Listed Company Manual; provided, however, that the 20% limitation set forth in such subsection will continue to apply to the Company notwithstanding any modification of such limitation by the New York Stock Exchange)~~, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

(4)    The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares); provided, however, that the Board shall not be authorized to issue any Preference Shares as a result of any reduction of the 20% limitation set forth in Section 1(a) of the Rights Agreement ~~of the Company adopted on the same date as the adoption of these Bye-laws~~ or as a result of extending the Final Expiration Date under such Agreement without a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no share shall carry the right to more than one vote;

(d)	whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment on shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

~~50.~~51.    Power to issue shares

(1)    Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

(2)    At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board; provided, however, that the Board shall not be authorized to issue any shares or other securities as a result of any reduction of the 20% limitation set forth in Section 1(a) of the Rights Agreement ~~of the Company adopted on the same date as the adoption of these Bye-laws~~ or as a result of extending the Final Expiration Date under such Agreement or adopt any other shareholders rights plan or similar device or agreement without a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution.

(3)    The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(4)    The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

(5)    The Company may from time to time do any one or more of the following things:

(a)	accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

(b)	pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(c)	issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

~~51.~~52.    Variation of rights, alteration of share capital and purchase of shares of the Company

(1)    Subject to the provisions of sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Board determine.

(2)    If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3)    The Company may from time to time if authorized by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4)    The Company may from time to time purchase its own shares in accordance with the provisions of section 42A of the Act.

~~52.~~53.    Registered holder of shares

(1)    The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2)    Any dividend or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct, or by direct bank transfer to such bank account as such holder or joint holders or person entitled thereto may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders may direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

(3)    Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect of it.

(4)    The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

~~53.~~54.    Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

~~54.~~55.    Share certificates

(1)    Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2)    The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3)    If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, stolen or destroyed the Board may cause a new certificate to be issued and request a bond or an indemnity for the lost, mislaid, stolen or destroyed certificate if it sees fit. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

~~55.~~56.    Calls on shares

(1)    The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether on account of the nominal value of the shares or by way of premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the conditions of allotment thereof) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2)    A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

(3)    Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(4)    The Directors, may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by such Member beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish so far as the same shall extend, the liability upon the shares in respect of which it is advanced, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may pay interest at such rate as the Member paying such sum and the Directors by resolution shall agree provided that the Member shall not thereby be entitled to participate in respect thereof in a dividend subsequently declared. The Directors may also at any time repay the amount so advanced upon giving to such Member one month's notice in writing.

~~56.~~57.    Forfeiture of shares

(1)    If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

(2)    If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)    A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

~~57.~~58.    Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

~~58.~~59.    Branch Register of Members

Subject to the Act, the Company may keep an overseas branch register of Members, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

~~59.~~60.    Inspection of Register of Members

The Register of Members shall be open to inspection on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper (or national newspaper in the jurisdiction of a branch register) to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

~~60.~~61.    Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:-

(a)	determining the Members entitled to receive any dividend or other distribution; and

(b)	determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

~~61.~~62.    Instrument of transfer

(1)    An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The Board may also accept mechanically executed transfers. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2)    The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

~~62.~~63.    Restriction on transfer

(1)    The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid.

(2)    If the Board refuses to register a transfer of any share the Secretary shall, within two weeks after the date on which the transfer was refused, send to the transferor and transferee notice of the refusal.

~~63.~~64.    Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

~~64.~~65.    Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

~~65.~~66.    Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

~~66.~~67.    Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid wholly or partly in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any property.

~~67.~~68.    Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

~~68.~~69.    Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

~~69.~~70.    Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALISATION

~~70.~~71.    Issue of bonus shares

(1)    The Board may, subject to these Bye-laws, resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

(2)    The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

~~71.~~72.    Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

~~72.~~73.    Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

~~73.~~74.    Financial statements

Financial statements as required by the Act shall be made available to every Member as required by the Act and shall be laid before the Members in general meeting.

AUDIT

~~74.~~75.    Appointment of Auditor

Subject to section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. No Member, Director, Officer or employee of the Company shall, during his or its continuance in that capacity, be eligible to act as an Auditor of the Company.

~~75.~~76.    Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board or in such manner as the Members may determine.

~~76.~~77.    Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

~~77.~~78.    Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

~~78.~~79.    Report of the Auditor

(1)    Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2)    The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3)    The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and identify the standards used.

NOTICES

~~79.~~80.    Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Directors consider that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

~~80.~~81.    Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

~~81.~~82.    Service and delivery of notice

(1)    Subject to subparagraph (2) of this Bye-law, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail or other method as the case may be.

(2)    Postal notice shall be deemed to have been served five days after the date on which it is deposited, with postage prepaid, in the United States or Bermuda post or in the post of the jurisdiction in which the Company has its principal place of business for the time being.

(3)    Every person who by operation of law, transfer or other means shall become entitled to any share shall be bound by every notice in respect of such share which, prior to his name and address being entered in the Register of Members, shall have been duly given to the person entered in the Register of Members as the holder of such share.

SEAL OF THE COMPANY

~~82.~~83.    The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

~~83.~~84.    Manner in which seal is to be affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

~~84.~~85.    Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

BUSINESS COMBINATIONS

~~85.~~86.    Business Combinations

(1)    Subject to paragraph (2), the Company shall not engage in any Business Combination unless such Business Combination has been approved by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.

(2)    Paragraph (1) shall not apply in respect of any Business Combination approved by the Board, and in respect of any Business Combination approved by the Board which the Act requires to be approved by the Members, the necessary general meeting quorum and Members' approval shall be as set out in Bye-laws ~~37~~38 and ~~41~~42 respectively.

(3)    In this Bye-law, "Business Combination" means:

(a)	any amalgamation, merger, consolidation or similar transaction involving the Company;

(b)	any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the group.

ALTERATION OF BYE-LAWS

~~86.~~87.    Alteration of Bye-laws

(1)    Subject to paragraphs (2), (3) and (4), no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

(2)    Bye-laws 11, ~~85~~86 and ~~86~~ 87 shall not be rescinded, altered or amended, and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-Laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66 percent of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.

(3)    Bye-law 14 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a simple majority of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.

(4)    Bye-laws ~~49~~ 50(3), ~~49~~50(4) and ~~50~~ 51(2) shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a simple majority of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution.

******

***

*

SCHEDULE - FORM A (Bye-law ~~46~~ 47)

BUNGE LIMITED

P R O X Y

I/We .............................................................................................................................................................................
of ..................................................................................................................................................................................
the holder(s) of .................................................... share(s) in the above-named company (the "Company")
hereby appoint .................................................................................................... or failing him/her .....................
or failing him/her ................................................................ as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the ........................................... day of ..........................., .....,
and at any adjournment thereof.

Dated this ................ day of ....................................., .............

*GIVEN under the seal of the above-named
*Signed by the above-named

..................................................................................

..................................................................................

Witness

*Delete as applicable.

SCHEDULE - FORM B (Bye-law ~~56~~ 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the .................... day of .................., .......... last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of Bunge Limited (the "Company"), on the .............. day of ...................., .... last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ............... day of ......................, .... last, on or before the ....... day of ........., ...... next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this ............ day of ........................., ......

[Signature of Secretary]
By order of the Board

SCHEDULE - FORM C (Bye-law ~~61~~ 62)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ......................................................................................... [amount]

.............................................................................................................................. [transferor]

hereby sell, assign and transfer unto ....................................................................[transferee]

of ............................................................................................................................. [address]

................................................................................................................. [number of shares]

shares of Bunge Limited.................................................................................................

Dated ................................................................

................................................................. (Transferor)

In the presence of:

............................................................................
  (Witness)

................................................................. (Transferee)

In the presence of:

............................................................................
  (Witness)

SCHEDULE - FORM D (Bye-law ~~65~~ 66)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of Bunge Limited in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ............ day of ............................., ....

Signed by the above-named [person or persons entitled] in the presence of:	) ) )
Signed by the above-named [transferee] in the presence of:	) ) )

APPENDIX D

BUNGE LIMITED ANNUAL INCENTIVE PLAN

PLAN DOCUMENT

SECTION 1.    ESTABLISHMENT AND PURPOSE

1.1    Establishment of the Plan.    Bunge Limited, a company incorporated under the laws of Bermuda (the "Company"), hereby establishes an annual incentive compensation plan to be known as the Bunge Limited Annual Incentive Plan (the "Plan"). The Plan permits the awarding of annual cash bonuses to Employees (as defined below), based on the achievement of performance goals that are pre-established by the Board of Directors of the Company (the "Board") or by the Committee (as defined below).

Upon approval by the Board, subject to approval by the shareholders of the Company at the 2005 annual general meeting of shareholders, the Plan shall become effective as of January 1, 2005 and continue until December 31, 2010, unless terminated earlier as set forth in Section 10.

1.2    Purpose.    The purposes of the Plan are to (i) provide greater motivation for certain employees of the Company and its Subsidiaries (as defined below) to attain and maintain the highest standards of performance, (ii) attract and retain employees of outstanding competence and (iii) direct the energies of employees towards the achievement of specific business goals established for the Company and its Subsidiaries.

The purposes of the Plan shall be carried out by the payment to Participants (as defined below) of annual incentive cash awards, subject to the terms and conditions of the Plan. The Plan also is intended to secure the full deductibility of incentive awards payable to Participants where and when relevant. All compensation payable under this Plan to its Participants is intended to be deductible by the Company under Section 162(m) of the Code (as defined below).

SECTION 2.    DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

"Award Opportunity" means the various levels of incentive awards which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1.

"Base Salary" shall mean the regular base salary earned by a Participant during a Plan Year prior to any salary reduction contributions made to any deferred compensation plans sponsored or maintained by the Company or by any Subsidiary; provided, however, that Base Salary shall not include awards under this Plan, any bonuses, equity awards, the matching contribution under any plan of the Company or any of its Subsidiaries (as applicable) providing such, overtime, relocation allowances, severance payments or any other special awards as determined by the Committee.

"Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

"Board" has the meaning set forth in Section 1.1.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board, provided that the Committee shall consist of two or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3, who are "outside directors" to the extent required by and within the meaning of Section 162(m) of the Code, as amended from time to time.

"Company" has the meaning set forth in Section 1.1.

"Disability" means that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Participant.

"Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

"Employee" means an employee of the Company or a Subsidiary who is recommended by the Chief Executive Officer of the Company, or his designee, and is approved by the Committee for participation in the Plan, or is included in the Plan by the Committee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Executive Officers" shall mean an executive officer as set forth in Section 162(m) of the Code or any other executive officer designated by the Committee for purposes of exempting distributions under the Plan from Section 162(m)(3) of the Code.

"Final Award" means the actual award earned during a Plan Year by a Participant, as determined by the Committee at the end of such Plan Year.

"Financial" shall mean the corporate financial performance of the Company and its Subsidiaries.

"Non-financial" shall mean the non-financial performance of a specified segment of the Company's operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, organizational unit, Subsidiary, division or other such segmentation.

"Participant" means an Employee who is participating in the Plan pursuant to Section 4.

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

"Plan" means the Bunge Limited Annual Incentive Plan.

"Plan Year" means the calendar year, commencing on January 1st and ending on December 31st.

"Retirement" means normal or early retirement from employment with the Company or a Subsidiary, as applicable, in accordance with the terms of the applicable pension plan document and the retirement policies of the Company or of any Subsidiary employing the Participant.

"Subsidiary" means any company or corporation in which the Company beneficially owns, directly or indirectly, 50% or more of the securities entitled to vote in the election of the directors of the corporation.

"Target Incentive Award" means the award to be paid to a Participant when performance measures are achieved, as established by the Committee.

SECTION 3.    ADMINISTRATION

The Plan shall be administered by the Committee. Except with respect to the matters that under Section 162 (m) of the Code and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify awards under the Plan as qualified performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company. Each member of the Committee, each individual designated by the Committee to administer the Plan and each other person acting at the direction of, or on behalf of, the Committee shall not be liable for any determination or anything done or omitted to be done in good faith by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bye-laws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

Subject to the limitations set forth in the Plan, the Committee shall: (i) select from the Employees of the Company and its Subsidiaries, those who shall participate in the Plan, (ii) establish Award Opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Award Opportunities as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) make any and all factual and legal determinations in connection with the administration and interpretation of the Plan, (vi) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award Opportunity granted hereunder, and (vii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon all parties.

SECTION 4.    ELIGIBILITY AND PARTICIPATION

4.1    Eligibility.    Each Employee who is recommended by the Chief Executive Officer of the Company or his designee to participate in the Plan, and who is approved by the Committee, or is included in the Plan by the Committee, shall be eligible to participate in the Plan for such Plan Year, subject to the limitations of Section 7 herein.

4.2    Participation.    Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in the Plan. Participation in the Plan during the applicable Plan Year shall be limited to those Employees ("Participants") who are selected by the Committee; provided that participation by an Employee of a Subsidiary shall constitute such Subsidiary's agreement to pay, at the direction of the Committee, awards directly to its Employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee. Employees who are eligible to participate in the Plan shall be notified of the performance goals and related Award Opportunities for the relevant Plan Year.

4.3    Partial Plan Year Participation.    Except as provided in Section 9, in the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, then such Employee's Final Award shall be based on the Base Salary earned as an eligible Employee for the relevant Plan Year, provided that the Employee has participated in the Plan for at least three months.

4.5    No Right to Participate.    No Participant or other Employee shall at any time have a right to participate in the Plan for any Plan Year, despite having participated in the Plan during a prior Plan Year.

SECTION 5.    AWARD DETERMINATION

5.1    Performance Goals.    Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall approve or establish in writing the performance goals for that Plan Year. For any performance period that is less than twelve months, the performance goals shall be established before 25% of the relevant performance period has elapsed.

Except as provided in Section 9, the performance goals may include, without limitation, any combination of Financial, Non-financial and individual performance goals. Performance measures and their relative weight may vary by job classification. After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the amount of the Final Award. Except as provided in Section 9, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

5.2    Award Opportunities.    Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish an Award Opportunity for each Participant. Except as provided in Section 9, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

5.3    Adjustment of Performance Goals.    Except as provided in Section 9, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year, to the extent permitted by Code Section 162(m) and the regulations and interpretative rulings thereunder, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, performance goals and Award Opportunities will be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals or Award Opportunities are established. Further, in the event of a Plan Year of less than twelve months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion, except as provided in Section 9.

5.4    Final Award Determinations.    At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 9, each Final Award shall be based upon the (i) Participant's Target Incentive Award percentage, multiplied by his Base Salary and (ii) satisfaction of Financial, Non-financial and individual performance goals (if applicable). Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established Financial, Non-financial, and individual performance goals.

5.5    Limitations.    The amount payable to a Participant for any Plan Year shall not exceed U.S. $4,000,000.

SECTION 6.    PAYMENT OF FINAL AWARDS

6.1    Form and Timing of Payment.    As soon as practicable after the end of each Plan Year, the Committee shall certify in writing the extent to which the Company and each Participant has achieved the performance goals for such Plan Year, including the specific target objective(s) and the satisfaction of any other material terms of the awards, and the Committee shall calculate the amount of each Participant's Final Award for the relevant period. Generally, Final Award payments shall be payable to the Participant, or to his estate in the case of death, in a single lump-sum cash payment, as soon as practicable after the end of each Plan Year, after the Committee, in its sole discretion, has certified in writing that the specified performance goals were achieved, but in no event later than March 15th of such Plan Year.

6.2    Payment of Partial Awards.    In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, compute and pay a partial award for the portion of the Plan Year that an Employee was a Participant.

6.3    Unsecured Interest.    No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or of any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7.    TERMINATION OF EMPLOYMENT

7.1    Termination of Employment Due to Death, Disability or Retirement.    In the event a Participant's employment is terminated by reason of death, Disability or Retirement, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to such termination only. The reduced award shall be based upon the amount of Base Salary earned during the Plan Year prior to termination. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the Committee determines, in its sole discretion, that the requirements of Disability have been satisfied.

The Final Award thus determined shall be payable as soon as practicable following certification of the relevant performance goals by the Committee for the Plan Year in which such termination occurs, or sooner (except with respect to Executive Officers), as determined by the Committee in its sole discretion.

7.2    Termination of Employment for Other Reasons.    In the event a Participant's employment is terminated for any reason other than death, Disability or Retirement (as determined by the Committee, in its sole discretion), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a partial award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

SECTION 8.    RIGHTS OF PARTICIPANTS

8.1    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

8.2    Nontransferability.    No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9.    EXECUTIVE OFFICERS

9.1    Applicability.    The provisions of this Section 9 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 9 and the other Plan provisions, the provisions of this Section 9 shall control with respect to Executive Officers.

9.2    No Participation After Commencement of Plan Year.    An Executive Officer who becomes eligible after the beginning of a Plan Year may not participate in the Plan for such Plan Year. Such Executive Officer will be eligible to participate in the Plan for the succeeding Plan Year.

9.3    Award Determination.    Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish the Target Incentive Award percentage for each Executive Officer and performance goals for that Plan Year. Performance goals to be used shall be chosen from among any combination of the Financial and Non-financial performance goals as exemplified in Schedule A and such other individual performance goals as established by the Committee. The Committee may select one or more of the performance goals specified from Plan Year to Plan Year which need not be the same for each Executive Officer in a given year.

At the end of the Plan Year and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant's Target Incentive Award multiplied by his Base Salary, and (ii) Financial, Non-financial and individual performance (if applicable).

Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Financial, Non-financial and individual performance goals.

9.4    Non-adjustment of Performance Goals.    Once established, performance goals shall not be changed during the Plan Year. Participants shall not receive any payout when the Company or Non-financial segment (if applicable) does not achieve at least minimum performance goals.

9.5    Discretionary Adjustments.    The Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

9.6    Possible Modification.    If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Section 2, 4.3, 5.1, 5.2, 5.3 or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 9, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 9.

SECTION 10.    AMENDMENT AND MODIFICATION

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder which he or she has already earned and is otherwise entitled, except where such modification, amendment, suspension or termination is necessary to comply with applicable law, including without limitation, any modifications or amendments made pursuant to Section 409A of the Code and any regulations, rulings and other regulatory guidance issued thereunder.

SECTION 11.    MISCELLANEOUS

11.1    Governing Law.    The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of New York.

11.2    Withholding Taxes.    The Company and its Subsidiaries shall have the right to deduct from all payments under the Plan any federal, state, local and/or foreign income, employment or other applicable payroll taxes required by law to be withheld with respect to such payments.

11.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

11.4    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.5    Costs of the Plan.    All costs of implementing and administering the Plan shall be borne by the Company.

11.6    Successors.    All obligations of the Company and its Subsidiaries under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SCHEDULE A

Financial Performance Measures
Operating Profit	Income from Continuing Operations (Net Income After Minority Interests)
EPS	Net Financial Debt
Operating Working Capital	Free Cash Flow
Return on Net Assets	Revenue Growth
Return on Invested Capital	Days Sales Outstanding
Return on Equity	EBITDA
Cash-flow Return on Investment	Impairment Write-Offs
Operating Earnings before Asset Impairment	Return on Tangible Net Worth
Interest Coverage	Effective Tax Rate
Pre Tax Income	Net Sales
Return on Tangible Net Assets	Selling General and Administration Expenses
Operating Cash Flow	Share price
Market Capitalization	Cash Value Added
Economic Value Added	Margins
Days Cash Cycle
Non-Financial Performance Measures
Product Quality	Safety/Environment
Headcount	Quality
Turn Around Time	Days Loading
Volumes	Energy Usage
Loading Time	Customer/Supplier Satisfaction
Market Share	Amount of Inventory
Productivity	Days of Inventory
Employee Turnover	Satisfaction Indexes
Recruiting	Brand Recognition

                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED                Please
                                                                                                           Mark Here
                                                                                                           for Address   [ ]
                                                                                                           Change or
                                                                                                           Comments
                                                                                                           SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2,
3 (A)-(G) and 4.

                                      FOR   WITHHOLD   FOR ALL
                                      ALL   AUTHORITY  EXCEPT*                                                 FOR  AGAINST  ABSTAIN
1. To elect the four nominees listed  [ ]      [ ]       [ ]         3A. To approve the amendments to bye-laws [ ]    [ ]      [ ]
   below as Class III Directors.                                         11 and 41, as renumbered.

Nominees: 01 Ernest G. Bachrach, 02 Enrique H. Boilini, 03                                                     FOR  AGAINST  ABSTAIN
Michael H. Bulkin, 04 Paul H. Hatfield                               3B. To approve the addition of            [ ]    [ ]      [ ]
                                                                         bye-law 35 and consequent
                                                                         renumbering of the bye-laws.
TO VOTE FOR ALL NOMINEES, MARK THE "FOR ALL" BOX. TO WITHHOLD
VOTING FOR ALL NOMINEES, MARK THE "WITHHOLD AUTHORITY" BOX. TO                                                 FOR  AGAINST  ABSTAIN
WITHHOLD VOTING FOR A PARTICULAR NOMINEE (OR NOMINEES), MARK         3C. To approve the amendments to          [ ]    [ ]      [ ]
THE "FOR ALL EXCEPT" BOX AND ENTER THE NAME(S) OF THE                    bye-laws 7, 15(2), 17 and 18(3).
EXCEPTION(S) IN THE SPACE PROVIDED BELOW.
                                                                     3D. To approve the amendments to          FOR  AGAINST  ABSTAIN
*EXCEPTIONS: ________________________________________________            bye-laws 3(1), 3(2) and 34.           [ ]    [ ]      [ ]

                                                                     3E. To approve the amendments to          FOR  AGAINST  ABSTAIN
2. To appoint Deloitte & Touche LLP   FOR   AGAINST  ABSTAIN             bye-law 49(3).                        [ ]    [ ]      [ ]
   as Bunge Limited's independent     [ ]     [ ]      [ ]
   auditors for the fiscal year                                      3F. To approve the amendments to          FOR  AGAINST  ABSTAIN
   ending December 31, 2005 and to                                       bye-laws 1(1), 49(4) and 50(2),       [ ]    [ ]      [ ]
   authorize Bunge Limited's Board of                                    as renumbered, where applicable.
   Directors, acting through its
   audit committee, to determine the                                                                           FOR  AGAINST  ABSTAIN
   independent auditors' fees.                                       3G. To authorize the Board of Directors   [ ]    [ ]      [ ]
                                                                         to appoint additional directors
                                                                         from time to time in accordance
                                                                         with proposed bye-law 11.
                                                                                                               FOR  AGAINST  ABSTAIN
                                                                     4.  To approve the Bunge Limited Annual   [ ]    [ ]      [ ]
                                                                         Incentive Plan and material terms
                                                                         of executive officer performance
                                                                         measures for purposes of Section
                                                                         162(m) of the Internal Revenue
                                                                         Code.

                                                                     5.  For any other matters properly coming before the Annual
                                                                         General Meeting of Shareholders, this proxy will be voted
                                                                         at the discretion of the proxy holder.

                                                                     I/We designate ____________________________________________
                                                                     (please print name) as my/our proxy in the place of the proxies designated on the reverse hereof.

SIGNATURE __________________________________________ SIGNATURE/TITLE _______________________________________ DATE _________________

Signature of Shareholder(s) -- please sign YOUR name exactly as imprinted (do not print). THIS PROXY CARD IS VALID ONLY WHEN SIGNED
AND DATED. NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title. If shares are held jointly, EACH holder should sign. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.
------------------------------------------------------------------------------------------------------------------------------------
                                                       ^FOLD AND DETACH HERE^

                                         APPOINT YOUR PROXY BY INTERNET OR TELEPHONE OR MAIL
                                                    24 HOURS A DAY, 7 DAYS A WEEK

                      INTERNET AND TELEPHONE PROXY APPOINTMENT IS AVAILABLE THROUGH 11:59 PM NEW YORK CITY TIME
                                                          ON MAY 26, 2005.

                 YOUR INTERNET OR TELEPHONE PROXY APPOINTMENT AUTHORIZES THE DESIGNATED PROXIES TO VOTE YOUR SHARES
                                   IN THE SAME MANNER AS IF YOU RETURNED YOUR PROXY CARD BY MAIL.

              TO SELECT A PROXY OTHER THAN THE DESIGNATED PROXIES, YOU MUST USE THE INTERNET OR RETURN YOUR PROXY CARD
              BY MAIL. ON THE INTERNET, CHECK THE COMMENT BOX AND TYPE IN YOUR SELECTION. ON THE PROXY CARD, CROSS OFF
                         THE DESIGNATED PROXY AND WRITE IN YOUR SELECTION IN THE SPACE UNDER NUMBER 5 ABOVE.

  ------------------------------------            ------------------------------------          ------------------------------
                INTERNET                                       TELEPHONE                                     MAIL
      HTTP://WWW.PROXYVOTING.COM/BG                         1-866-540-5760

  Use the internet to vote your proxy.     OR       Use any touch-tone telephone to       OR        Mark, sign and date
  Have your proxy card in hand when                 vote your proxy. Have your proxy                your proxy card
  you access the web site.                          card in hand when you call.                     and return it in the
                                                                                                    enclosed self-addressed
                                                                                                    postage-paid envelope.
  ------------------------------------            ------------------------------------          ------------------------------

                                       IF YOU APPOINT YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                            YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                  BUNGE LIMITED
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 27, 2005

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED

     The undersigned holder(s) of common shares of Bunge Limited hereby appoint
Alberto Weisser or, failing him, William M. Wells or, failing him, Jorge Frias, or, instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies' names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 27th day of May 2005, at 10:00 A.M., New York City time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement. The common shares represented by this proxy are held as of March 31, 2005, and shall be voted in the manner set forth on the reverse side hereof.

     Please complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o Mellon Investor Services LLC, Proxy
Tabulation Department, 85 Challenger Road, Ridgefield Park, New Jersey 07660, so
that it is received BY NO LATER THAN 11:59 P.M. (NEW YORK CITY TIME) ON MAY 26,
2005.

     We encourage you to specify how you would like to vote by marking the appropriate boxes. If you wish to vote in accordance with the Board of
Directors' recommendations, you do not need to mark any boxes; simply return the signed proxy card. The Board of Directors recommends a vote FOR Proposals (1) -
(4). Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) - (4).

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT,
                         UNLESS YOU PROPERLY REVOKE IT.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

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